                                                                     EXHIBIT 2.1









                    Acquisition Agreement and Plan of Merger

                                                                  EXECUTION COPY







                          AGREEMENT AND PLAN OF MERGER



                             Dated October 23, 2000,



                                     Between



                               QUANEX CORPORATION,
                             a Delaware corporation

                                       and

                               QUANEX FIVE, INC.,
                             a Delaware corporation

                                       and

                              TEMROC METALS, INC.,
                             a Minnesota corporation

                                TABLE OF CONTENTS


         This Table of Contents is solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                                                                                                                PAGE

1.       GENERAL DESCRIPTION OF THE MERGER.........................................................................1
         1.1      EFFECTIVENESS OF THE MERGER......................................................................1
         1.2      NAME AND GOVERNING LAW OF THE SURVIVING CORPORATION..............................................1
         1.3      CHARTER DOCUMENTS OF THE SURVIVING CORPORATION...................................................1
         1.4      OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION..............................................2
         1.5      DISPOSITION OF PARTNERSHIP INTERESTS AND AACRON CAPITAL STOCK....................................2
         1.6      CONVERSION OF STOCK..............................................................................2
         1.7      SHARES OF DISSENTING SHAREHOLDERS................................................................3
         1.8      ADDITIONAL ESCROW CONSIDERATION..................................................................3
         1.9      PURCHASE PRICE ADJUSTMENTS.......................................................................3
                  (a)      PURCHASE PRICE ADJUSTMENT AT CLOSING....................................................3
                  (b)      PREPARATION OF THE POST-CLOSING DATE BALANCE SHEET......................................4
                  (c)      PROCEDURE FOR OBJECTING TO AND FINALLY DETERMINING THE CLOSING DATE BALANCE SHEET.......4
                  (d)      PAYMENT OF ADJUSTMENT AMOUNT............................................................4
                  (e)      DEFINITION OF NET ASSET VALUE...........................................................5

2.       CLOSING...................................................................................................5
         2.1      TIME AND PLACE OF THE CLOSING....................................................................5
         2.2      ACTIONS TO BE TAKEN AT THE CLOSING...............................................................5
                  (a)      DOCUMENTS TO BE FILED...................................................................5
                  (b)      ESCROW AGREEMENT; PAYING AGENT AGREEMENT................................................5
                  (c)      CORPORATE RECORDS.......................................................................6
                  (d)      CERTAIN ADDITIONAL AGREEMENTS...........................................................6
                  (e)      LEGAL OPINIONS..........................................................................6
                  (f)      COMPLIANCE CERTIFICATES.................................................................6
                  (g)      CERTIFICATES OF INCUMBENCY AND AUTHORITY................................................6
                  (h)      OTHER DOCUMENTS TO BE DELIVERED.........................................................6
                  (i)      FORM OF DOCUMENTS DELIVERED.............................................................7
                  (j)      TIMING OF ACTIONS TO BE TAKEN AT THE CLOSING............................................7
         2.3      DISBURSEMENT OF THE MERGER CONSIDERATION.........................................................7
                  (a)      PAYMENT OF CASH CONSIDERATION...........................................................7
                  (b)      ISSUANCE OF NEW CERTIFICATE REPRESENTING STOCK OF THE SURVIVING CORPORATION.............7
                  (c)      EFFECTIVENESS OF SHARE OWNERSHIP........................................................7
         2.4      DISBURSEMENT OF THE ADJUSTMENT AMOUNT AND ADDITIONAL ESCROW CONSIDERATION........................7

3.       REPRESENTATIONS AND WARRANTIES OF TEMROC..................................................................8
         3.1      ORGANIZATION AND EXISTENCE.......................................................................8
         3.2      AUTHORITY, CAPACITY AND ENFORCEABILITY...........................................................8
         3.3      CAPITALIZATION...................................................................................8
         3.4      INTERESTS IN OTHER ENTITIES AND SCOPE OF BUSINESS................................................8
         3.5      NO CONFLICT......................................................................................9
         3.6      NO GOVERNMENTAL NOTICES, CONSENTS OR APPROVALS...................................................9
         3.7      FINANCIAL CONDITION..............................................................................9
         3.8      CORPORATE RECORDS................................................................................10
         3.9      TITLE TO AND POSSESSION OF ASSETS................................................................10
         3.10     REAL PROPERTIES..................................................................................10
         3.11     EQUIPMENT USED IN THE BUSINESS...................................................................11
         3.12     CONTRACTS........................................................................................11
         3.13     CONDITION OF ASSETS..............................................................................12
         3.14     CLAIMS...........................................................................................12
         3.15     NO ADVERSE CHANGE................................................................................12
         3.16     CERTAIN TRANSACTIONAL FEES.......................................................................13
         3.17     EMPLOYEE MATTERS.................................................................................13
                  (a)      DOCUMENTS...............................................................................13
                  (b)      COMPLIANCE AND CERTAIN AGREEMENTS.......................................................13
                  (c)      DIRECTORS, OFFICERS AND EMPLOYEES.......................................................14
         3.18     EMPLOYEE BENEFIT MATTERS.........................................................................14
                  (a)      IDENTIFICATION OF PLANS.................................................................14
                  (b)      COMPLIANCE..............................................................................14
                  (c)      CERTAIN PENSION PLANS...................................................................15
                  (d)      NO DEFINED BENEFIT PENSION PLANS........................................................15
                  (e)      EXTENDED MEDICAL COVERAGE...............................................................15
                  (f)      EFFECT OF THIS TRANSACTION..............................................................15
         3.19     REGULATORY AUTHORITY AND COMPLIANCE..............................................................15
         3.20     INSURANCE........................................................................................16
         3.21     TAX MATTERS......................................................................................16
                  (a)      FILING OF RETURNS.......................................................................16
                  (b)      PAYMENT OF TAXES........................................................................16
                  (c)      WITHHOLDING.............................................................................16
                  (d)      ENCUMBRANCES............................................................................16
                  (e)      EXTENSIONS..............................................................................17
                  (f)      THIRD-PARTY TAXES.......................................................................17
                  (g)      STATUTES OF LIMITATIONS.................................................................17
                  (h)      CLAIMS..................................................................................17
                  (i)      AUDITS..................................................................................17
                  (j)      TAX SHARING.............................................................................17
                  (k)      POWERS OF ATTORNEY......................................................................17
                  (l)      PARACHUTE PAYMENTS......................................................................17
                  (m)      341(f) CONSENTS.........................................................................17
                  (n)      CERTAIN PROPERTY........................................................................17

                  (o)      481(a) ADJUSTMENTS......................................................................17
                  (p)      BOYCOTTS................................................................................17
                  (q)      PAST AUDITS.............................................................................18
                  (r)      INFORMATION PROVIDED....................................................................18
                  (s)      DEFINITIONS.............................................................................18
         3.22     INTELLECTUAL PROPERTY............................................................................18
         3.23     INVENTORY........................................................................................18
         3.24     ACCOUNTS RECEIVABLE..............................................................................19
         3.25     OTHER INFORMATION................................................................................19
         3.26     NO UNDISCLOSED LIABILITY.........................................................................19

4.       REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..........................................................19
         4.1      ORGANIZATION AND GOOD STANDING...................................................................19
         4.2      AUTHORITY........................................................................................20
         4.3      CAPITALIZATION...................................................................................20
         4.4      NO CONFLICT......................................................................................20
         4.5      NO CONSENTS OR GOVERNMENTAL APPROVALS............................................................20
         4.6      CERTAIN TRANSACTIONAL FEES.......................................................................20

5.       CERTAIN COVENANTS OF TEMROC, PARENT AND SUB...............................................................20
         5.1      CONDUCT OF BUSINESS..............................................................................20
                  (a)      ORDINARY COURSE.........................................................................20
                  (b)      COMPENSATION AND PRICING................................................................21
                  (c)      MAINTENANCE.............................................................................21
                  (d)      CHARTER DOCUMENTS AND DIVIDENDS.........................................................21
                  (e)      NO NEW AGREEMENT........................................................................21
                  (f)      PLAN LIABILITIES........................................................................21
                  (g)      CAPITAL EXPENDITURES....................................................................21
                  (h)      PERFORMANCE BONUSES.....................................................................21
                  (i)      COMPLIANCE..............................................................................21
         5.2      CORPORATE ACTIONS................................................................................21
         5.3      FILINGS, AUTHORIZATIONS AND OTHER ACTIONS........................................................22
         5.4      SUPPLYING OF INFORMATION.........................................................................22
         5.5      INSPECTION OF PROPERTIES.........................................................................22
         5.6      NOTICE OF CERTAIN CHANGES REGARDING TEMROC.......................................................22
         5.7      EXPENSES.........................................................................................23
         5.8      PUBLICITY........................................................................................23
         5.9      CONFIDENTIAL INFORMATION.........................................................................23
         5.10     EXCLUSIVITY......................................................................................23
         5.11     EMPLOYEE BENEFITS................................................................................24
         5.12     QUANEX NONCOMPETITION COVENANT...................................................................25
         5.13     RELATIONSHIP WITH AACRON.........................................................................25

6.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND SUB TO CLOSE........................................25
         6.1      TEMROC'S FULFILLMENT OF COVENANTS................................................................25
         6.2      TEMROC'S REPRESENTATIONS.........................................................................25
         6.3      AUTHORIZATIONS; CONSENTS; LEGAL PROHIBITION......................................................25
         6.4      CONSENTS.........................................................................................26
         6.5      TERMINATION OF PLANS.............................................................................26
         6.6      BOARD APPROVAL...................................................................................26
         6.7      TEMROC APPROVAL..................................................................................26
         6.8      DUE DILIGENCE....................................................................................26
         6.9      UPDATED SCHEDULES................................................................................26
         6.10     DOCUMENTS DESCRIBED IN ARTICLE 2.................................................................26
         6.11     MERGER DOCUMENTS.................................................................................27
         6.12     CERTIFIED TEMROC CHARTER DOCUMENTS...............................................................27
         6.13     TEMROC RESOLUTIONS...............................................................................27
         6.14     SCHUMER NON-COMPETITION AGREEMENT................................................................27
         6.15     DISPOSITION OF PARTNERSHIP INTERESTS AND AACRON CAPITAL STOCK....................................27
         6.16     EXERCISE OF DISSENTERS' RIGHTS...................................................................27
         6.17     ENVIRONMENTAL INSURANCE..........................................................................27

7.       CONDITIONS PRECEDENT TO TEMROC'S OBLIGATIONS TO CLOSE.....................................................27
         7.1      FULFILLMENT OF COVENANTS OF PARENT AND SUB.......................................................27
         7.2      REPRESENTATIONS OF PARENT AND SUB................................................................27
         7.3      AUTHORIZATIONS; CONSENTS; LEGAL PROHIBITION......................................................27
         7.4      PAYMENT OF INITIAL PURCHASE PRICE AND DOCUMENTS DESCRIBED IN ARTICLE 2...........................28
         7.5      PARENT AND SUB'S RESOLUTIONS.....................................................................28

8.       TERMINATION...............................................................................................28
         8.1      MANNER OF TERMINATION............................................................................28
                  (a)      BY PARENT OR SUB FOR DEFAULT............................................................28
                  (b)      BY TEMROC FOR DEFAULT...................................................................28
                  (c)      BY MUTUAL CONSENT.......................................................................29
                  (d)      BY EITHER PARTY AFTER DEADLINE..........................................................29
         8.2      EFFECT OF TERMINATION............................................................................29

9.       SURVIVAL..................................................................................................30

10.      GENERAL PROVISIONS........................................................................................30
         10.1     AMENDMENTS.......................................................................................30
         10.2     NOTICES..........................................................................................30
         10.3     WAIVER...........................................................................................32
         10.4     HEADINGS.........................................................................................33
         10.5     SEVERABILITY.....................................................................................33
         10.6     ENTIRE AGREEMENT; SCHEDULES......................................................................33
         10.7     GOVERNING LAW....................................................................................33
         10.8     COUNTERPARTS.....................................................................................33
         10.9     NO THIRD-PARTY BENEFICIARIES.....................................................................33

         10.10    WAIVER OF JURY TRIAL.............................................................................33
         10.11    CONSTRUCTION.....................................................................................34
         10.12    KNOWLEDGE........................................................................................34

                              INDEX OF DEFINITIONS

         This Index of definitions is solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


TERMS DEFINED IN THIS AGREEMENT                                                            WHERE DEFINED

Aacron.......................................................................................Section 1.5
Additional Closing Consideration.............................................................Section 1.9(a)
Affiliated Group.............................................................................Section 3.21(a)
Agreement....................................................................................[Introduction]
Alternate Accounting Firm....................................................................Section 1.9(c)
Alternative Transaction......................................................................Section 5.10
Articles of Merger...........................................................................Section 1.1
Business.....................................................................................[Introduction]
Certificate of Merger........................................................................Section 1.1
Class A Stock................................................................................Section 1.6
Class A Consideration........................................................................Section 1.6(a)
Class B Stock................................................................................Section 1.6
Class B Consideration........................................................................Section 1.6(b)
Closing......................................................................................Section 2.1
Closing Date Balance Sheet...................................................................Section 1.9(b)
Closing Date Net Asset Value.................................................................Section 1.9(d)
Closing Time.................................................................................Section 3.23
COBRA........................................................................................Section 3.18(e)
Code.........................................................................................Section 3.18(b)
Confidential Information.....................................................................Section 5.9
Delaware Law.................................................................................Section 1.1
Dissenting Shareholder(s)....................................................................Section 1.7
DOJ..........................................................................................8.1(d)
Effective Time...............................................................................Section 1.1
Encumbrances.................................................................................Section 3.3
Environmental Laws...........................................................................Section 3.10(c)
ERISA........................................................................................Section 3.18(a)
Escrow Agreement.............................................................................Section 1.8
Escrow Consideration.........................................................................Section 1.8
Facilities...................................................................................Section 3.4
FTC..........................................................................................8.1(d)
GAAP.........................................................................................Section 1.9(b)
Governmental Body............................................................................Section 3.6
Hazardous Material...........................................................................Section 3.10(c)
HSR Act......................................................................................Section 3.6
Inventory....................................................................................Section 3.23
IRS..........................................................................................Section 3.18(a)
key employee.................................................................................Section 3.17(c)

Legal Requirements...........................................................................Section 3.5
Material Contract............................................................................Section 3.12
Merger.......................................................................................[Introduction]
Merger Consideration.........................................................................Section 1.6
Minnesota Act................................................................................Section 1.1
Net Asset Value..............................................................................Section 1.9(e)
Parent.......................................................................................[Introduction]
Partnerships.................................................................................Section 1.5
Paying Agent Agreement.......................................................................Section 2.2(b)
Real Property................................................................................Section 3.10(a)
Sub..........................................................................................[Introduction]
Sub Stock....................................................................................Section 1.6(c)
Superior Proposal............................................................................Section 5.10
Surviving Corporation........................................................................Section 1.2
Tax Return...................................................................................Section 3.21(s)
Taxes........................................................................................Section 3.21(s)
Temroc.......................................................................................[Introduction]
Temroc Representative........................................................................Section 1.9(b)
Temroc Stock.................................................................................Section 1.6
Third Party..................................................................................Section 5.10

                         INDEX OF EXHIBITS AND SCHEDULES

         This Index of Exhibits and schedules is solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


EXHIBITS:                                                                                 WHERE REFERRED TO

Exhibit A                      -    Form of Certificate of Merger............................Section 1.1

Exhibit B                      -    Form of Articles of Merger...............................Section 1.1

Exhibit C                      -    Form of Bylaws of Surviving Corporation..................Section 1.3(b)

Exhibit D                      -    Form of Escrow Agreement.................................Section 1.8

Exhibit E                      -    Form of Paying Agent Agreement...........................Section 2.2(b)

Exhibit F                      -    Form of Temroc's Legal Opinion of Counsel................Section 2.2(e)

Exhibit G                      -    Form of Sub's Legal Opinion of Counsel...................Section 2.2(e)

Exhibit H                      -    Form of Schumer and Crown Extrusions, Inc.
                                    Non-Competition Agreement................................Section 6.14

SCHEDULES DELIVERED SEPARATELY AT SIGNING:                                                WHERE REFERRED TO


Schedule 1.9(b)                -    Exceptions to GAAP.......................................Section 1.9(b)

Schedule 1.9(d)                -    Calculation of Adjustment Amount.........................Section 1.9(d)

Schedule 3.1                   -    Organization and Existence...............................Section 3.1

Schedule 3.3                   -    Capitalization...........................................Section 3.3

Schedule 3.4(a)                -    Subsidiaries and Partnership Interests...................Section 3.4

Schedule 3.4(b)                -    Facilities...............................................Section 3.4

Schedule 3.7(b)                -    Certain actions..........................................Section 3.7(b)

Schedule 3.9                   -    Title to and Possession of Assets........................Section 3.9

Schedule 3.10                  -    Real Property............................................Section 3.10(a)

Schedule 3.11                  -    Equipment Used in the Business...........................Section 3.11

Schedule 3.12                  -    Material Contracts, Purchase Orders and Sales Orders.....Section 3.12

Schedule 3.13                  -    Condition of Assets......................................Section 3.13

Schedule 3.14                  -    Claims...................................................Section 3.14

Schedule 3.15                  -    No Adverse Changes.......................................Section 3.15

Schedule 3.17                  -    Employee Matters.........................................Section 3.17

Schedule 3.18                  -    Employee Benefits........................................Section 3.18

Schedule 3.19                  -    Regulatory Authority and Compliance......................Section 3.19

Schedule 3.20                  -    Insurance................................................Section 3.20

Schedule 3.21                  -    Tax Matters..............................................Section 3.21

Schedule 3.22                  -    Intellectual Property....................................Section 3.22

Schedule 3.23                  -    Inventory................................................Section 3.23

Schedule 3.24                  -    Accounts receivable......................................Section 3.24

Schedule 5.1                   -    Compliance...............................................Section 5.1(i)

Schedule 5.1(g)                -    Capital Expenditures.....................................Section 5.1(g)


SCHEDULES TO BE DELIVERED AT CLOSING

Schedule 3.12-A                -    Updated Purchase Orders and Sales Orders.................Section 6.9

Schedule 3.23-A                -    Updated Inventory........................................Section 6.9

Schedule 3.24-A                -    Updated accounts receivable..............................Section 6.9

                    ACQUISITION AGREEMENT AND PLAN OF MERGER


         THIS ACQUISITION AGREEMENT AND PLAN OF MERGER (this "Agreement") dated October 23, 2000, is between Quanex Corporation, a Delaware corporation ("Parent"), Quanex Five, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and Temroc Metals, Inc., a Minnesota corporation ("Temroc").

         WHEREAS, Temroc is engaged in the business of manufacturing and selling customized aluminum extrusions and fabricated metal products and operations incidental thereto (the "Business");

         WHEREAS, Parent, Sub and Temroc wish to set forth the representations, warranties, agreements and conditions under which the merger of Sub with and into Temroc (the "Merger") will occur;

         NOW THEREFORE, in consideration of the mutual agreements and covenants contained in this Agreement and for other good, fair and valuable consideration, the receipt and sufficiency of which are acknowledged, Parent, Sub and Temroc agree as follows:

         1. GENERAL DESCRIPTION OF THE MERGER.

                  1.1 EFFECTIVENESS OF THE MERGER. Subject to the terms and conditions of this Agreement, Sub shall be merged with and into Temroc in accordance with the General Corporation Law of the State of Delaware (the "Delaware Law") and the Minnesota Business Corporation Act (the "Minnesota Act"). Subject to the provisions of Articles 6 and 7 of this Agreement (regarding conditions to the Merger), the closing of the Merger shall take place in the manner and at the time described in Article 2 of this Agreement. The Merger shall be effective at the time (the "Effective Time") when (i) a properly executed certificate of merger (the "Certificate of Merger") in substantially the form attached to this Agreement as Exhibit A (together with any other documents required by the Delaware Law to effect the Merger) shall have been filed with the Secretary of State of Delaware and (ii) properly executed articles of merger (the "Articles of Merger") in substantially the form attached to this Agreement as Exhibit B (together with any other documents required by the Minnesota Act to effect the Merger) shall have been filed with the Secretary of State of Minnesota.

                  1.2 NAME AND GOVERNING LAW OF THE SURVIVING CORPORATION. Following the Merger, the separate corporate existence of Sub shall cease and Temroc shall continue as the surviving corporation (the "Surviving Corporation") under the name "Temroc Metals, Inc.", and shall be organized under and be governed by the Minnesota Law. The Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all the restrictions, disabilities and duties of each of Temroc and Sub.

                  1.3 CHARTER DOCUMENTS OF THE SURVIVING CORPORATION. (a) At the Effective Time of the Merger, the articles of incorporation of the Surviving Corporation shall be the amended and restated articles of incorporation of Temroc as provided in the Articles of Merger, and shall continue as the Amended and Restated Articles of Incorporation of the Surviving Corporation until further amended in the manner provided by the Minnesota Act.

                  (b) At the Effective Time of the Merger, the bylaws of the Surviving Corporation shall be the bylaws attached to this Agreement as Exhibit C, until amended in the manner provided therein or by the provisions of the Minnesota Act or the Amended and Restated Articles of Incorporation of the Surviving Corporation.

                  1.4 OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION. (a) The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation and shall hold office until the earlier of their resignation or removal or until their successors are duly elected and qualified.

                  (b) The officers of Sub at the Effective Time of the Merger shall be the officers of the Surviving Corporation and shall hold office until the earlier of their resignation or removal or until their successors are duly elected and qualified.

                  1.5 DISPOSITION OF PARTNERSHIP INTERESTS AND AACRON CAPITAL STOCK. Immediately prior to the Closing, Temroc will sell, distribute or otherwise transfer all of its right, title and interest in and to the Medina Parks, Highway 55 and 18 and JGM Energy Investments - Mon. Dak. - - 1981-3 Drilling Fund partnerships (the "Partnerships") and all of the capital stock of Aacron, Inc. ("Aacron"), so that as a result of such sales, distributions or transfers, Temroc shall not have any direct or indirect ownership interest in the Partnerships or Aacron.. All of the agreements relating to those sales, distributions and transfers shall be subject to written agreements, which shall contain provisions releasing Temroc and its affiliates and successors from any liabilities with respect to the interests and stock sold and the assets of the Partnerships and Aacron and indemnifying them with respect to those liabilities. The form and substance of the provisions releasing Temroc and its affiliates and survivors from those liabilities and indemnifying them with respect to those liabilities shall be in a form reasonably satisfactory to Parent.

                  1.6 CONVERSION OF STOCK. In reliance on the representations and warranties of Temroc contained in this Agreement, and on the terms and subject to the conditions set forth in this Agreement, except as provided in
Section 1.7 (regarding shares held by dissenting shareholders), Parent shall pay the shareholders of Temroc a total consideration of $18,771,300, plus the adjustments described in Section 1.9, as applicable (the "Merger Consideration"). Subject to the terms and conditions set forth in this Agreement, as of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holders of shares of the Class A Common stock, $.10 par value per share, of Temroc (the "Class A Stock"), the holders of shares of the Class B Common stock, $.10 par value, of Temroc (the "Class B Stock" and, together with the Class A Stock, the "Temroc Stock") or Parent, as the sole stockholder of Sub:

                  (a) each share of Class A Stock outstanding immediately before the Effective Time shall be converted at the Effective Time into the right to receive in cash $291.99 per share (the "Class A Consideration") plus the allocable portion of the purchase price adjustment described in Section 1.9;

                  (b) each share of Class B Stock outstanding immediately before the Effective Time shall be converted at the Effective Time into the right to receive in cash $583.98 per share

(the "Class B Consideration") plus the allocable portion of the purchase price adjustment described in Section 1.9.

                  (c) each share of Sub's common stock, $.01 par value per share (the "Sub Stock"), outstanding immediately before the Effective Time shall remain outstanding and constitute one share of common stock, $.01 par value per share, of the Surviving Corporation.

         As of and after the Effective Time, except as set forth in Section 1.7, no holder of any certificate that immediately before the Effective Time represented shares of Temroc Stock shall have any rights as a shareholder of Temroc other than to receive the applicable Merger Consideration and the allocable portion of the Escrow Consideration, in accordance with the terms of this Agreement. Immediately after the Effective Time, Parent shall be the sole shareholder of the Surviving Corporation.

                  1.7 SHARES OF DISSENTING SHAREHOLDERS. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Temroc Stock held by persons who object to the Merger and comply with all the provisions of the Minnesota Act concerning the right of holders of Temroc Stock to dissent from the Merger and require appraisal of their shares of Temroc Stock (each a "Dissenting Shareholder" and, collectively, the "Dissenting Shareholders"), shall not be converted as described in Section 1.6 but shall only be entitled to such rights as are granted by the Minnesota Act; provided, however, that shares of Temroc Stock outstanding immediately prior to the Effective Time of the Merger and held by a Dissenting Shareholder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal, shall be deemed to be converted, as of the Effective Time of the Merger, only into the right to receive the Merger Consideration. Temroc shall give Sub prompt notice of any written demands for appraisal of shares of Temroc Stock received by Temroc. The Surviving Corporation shall make any and all payments due to Dissenting Shareholders.

                  1.8 ADDITIONAL ESCROW CONSIDERATION. In reliance on the representations and warranties of Temroc contained in this Agreement, and on the terms and subject to the conditions set forth in this Agreement, Sub shall pay, as additional consideration for the Merger, $900,000 (the "Escrow Consideration") by wire transfer of immediately available funds to an escrow account under the terms of an escrow agreement in substantially the form of Exhibit D (the "Escrow Agreement").

                  1.9 PURCHASE PRICE ADJUSTMENTS.

                  (a) PURCHASE PRICE ADJUSTMENT AT CLOSING. The Net Asset Value as of December 31, 1999 was $5,227,368. If, based on Temroc's financial statements as of July 31, 2000, the Net Asset Value as of July 31, 2000 exceeds $5,227,368, then Parent shall pay at Closing, in addition to the Merger Consideration, an amount equal to such excess (the "Additional Closing Consideration"). If the Net Asset Value as of July 31, 2000 does not exceed $5,227,368, then Parent shall not pay any amount in addition to the Merger Consideration at the time of the Closing. Any cash proceeds received by Temroc pursuant to the disposition of its interests in the Partnerships and the stock of Aacron will be in addition to the Merger Consideration and shall be distributed to the shareholders of Temroc at the Closing.

                  (b) PREPARATION OF THE POST-CLOSING DATE BALANCE SHEET. Within sixty (60) calendar days after the Closing, Parent shall cause the accounting firm of Deloitte & Touche LLP to prepare an audited balance sheet of Temroc as of the Closing Time (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with the preparation of Temroc's financial statements as of December 31, 1999 and for the twelve months then ended, subject to such interpretations and modifications of GAAP as are set forth on SCHEDULE 1.9(b). Parent shall cause a copy of the Closing Date Balance Sheet to be delivered to Elmer Schumer (the "Temroc Representative") promptly upon its completion.

                  (c) PROCEDURE FOR OBJECTING TO AND FINALLY DETERMINING THE CLOSING DATE BALANCE SHEET. If the Temroc Representative has not given any notice of objection with respect to the Closing Date Balance Sheet within ten
(10) calendar days after its receipt by the Temroc Representative, then the calculation of the Closing Date Net Asset Value described in this Section 1.9 shall be based on the Closing Date Balance Sheet. If, however, the Temroc Representative has given a notice of objection with respect to the Closing Date Balance Sheet within such ten (10) calendar day period, then the Temroc Representative and Parent shall attempt to resolve their differences. If the Temroc Representative and Parent cannot agree on appropriate changes to be made to the Closing Date Balance Sheet within fifteen (15) business days after the Temroc Representative has delivered his notice of objection, then the Temroc Representative and Parent shall submit the Closing Date Balance Sheet, along with the written objections of the Temroc Representative and Parent, to KPMG LLP (the "Alternate Accounting Firm"). The Temroc Representative and Parent shall request the Alternate Accounting Firm to determine only those aspects of the Closing Date Balance Sheet that are in controversy and to make that determination in accordance with the terms of this Agreement within 30 days after the request. The Alternate Accounting Firm shall make its determination based solely on presentations by the Temroc Representative and Parent, and not by independent review, and its determination shall be conclusive and binding upon the parties and unreviewable by any court. In resolving any disputed item, the Alternate Accounting Firm (1) shall be bound by the provisions of Section 1.9(b) and (2) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Closing Date Net Asset Value described in this Section 1.9 shall then be based on the Closing Date Balance Sheet as adjusted to take into account the Alternate Accounting Firm's determinations of those matters that are in controversy. Any fees of the Alternate Accounting Firm
(1) shall be borne by Parent in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by Parent bears to the aggregate dollar amount of such items so submitted and (2) shall be borne by the Temroc Representative (out of the funds deposited into the escrow account under the Escrow Agreement described in Section 1.8) in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by Parent bears to the aggregate dollar amount of such items so submitted. Parent and the Temroc Representative shall make available to the other their respective work papers generated in connection with the preparation or review of the Closing Date Balance Sheet.

                  (d) PAYMENT OF ADJUSTMENT AMOUNT. If the Net Asset Value, based on the Closing Date Balance Sheet (the "Closing Date Net Asset Value"), is greater than the sum of

$5,227,368 and the Additional Closing Consideration, Parent shall pay the Temroc shareholders an Adjustment Amount equal to the excess of the Net Asset Value over the sum of $5,227,368 and the Additional Closing Consideration, plus interest on such excess amount based on an annual rate of 7.5% from the date of the Closing until the date of payment by the Parent. If the Net Asset Value is less than the sum of $5,227,368 and the Additional Closing Consideration, the Escrow Agent (as defined in the Escrow Agreement) shall pay Parent an Adjustment Amount equal to the excess of the sum of $5,227,368 and the Additional Closing Consideration over the amount of the Closing Date Net Asset Value, plus interest on the Additional Closing Consideration based on an annual rate of 7.5%, from the date of the Closing until the date of payment by the Escrow Agent. An illustration of the calculation required by this Section 1.9(d) is set forth on
SCHEDULE 1.9(d). The Adjustment Amount shall be paid within five (5) business days after its determination in accordance with this Section 1.9. The Adjustment Amount shall be payable by wire transfer of immediately available funds to the account designated in writing by the party to receive it.

                  (e) DEFINITION OF NET ASSET VALUE. For purposes of this Agreement, "Net Asset Value" means the excess of the total assets of Temroc, (exclusive of intercompany accounts), as shown on the Balance Sheet for July 31, 2000 or the Closing Date Balance Sheet as applicable, over the total liabilities of Temroc as shown on the Balance Sheet for July 31, 2000, or the Closing Date Balance Sheet, as applicable. Transactions between Temroc and Aacron or any Partnership reflected on the Closing Date Balance Sheet shall not be treated as intercompany accounts.

         2. CLOSING.

                  2.1 TIME AND PLACE OF THE CLOSING. Subject to the satisfaction or waiver of the conditions to the obligations of the parties contained in this Agreement, the closing of the transactions described in this Agreement (the "Closing") shall take place at Temroc's headquarters at 10:00 o'clock a.m. central daylight time on November 30, 2000, or such other place, time and date as Temroc and Parent may agree on in writing. Failure to consummate the transactions described in this Agreement at or before that time shall not result in a termination of this Agreement or relieve any party to this Agreement of any obligation under this Agreement, except as otherwise provided in Article 8 of this Agreement.

                  2.2 ACTIONS TO BE TAKEN AT THE CLOSING.

                  (a) DOCUMENTS TO BE FILED. At the Closing, concurrently with the performance by all other parties to this Agreement of their obligations to be performed at the Closing, Temroc shall cause the Articles of Merger to be filed with the Secretary of State of Minnesota and Sub shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware.

                  (b) ESCROW AGREEMENT; PAYING AGENT AGREEMENT. At the Closing,
(1) the Temroc Representative and Parent shall execute and deliver, and cause the Escrow Agent to execute and deliver, the Escrow Agreement and (2) the Temroc Representative and Parent shall execute and deliver, and cause the Paying Agent (as defined in the Paying Agent Agreement) to execute and deliver, the Paying Agent Agreement in the form of Exhibit E (the "Paying Agent Agreement").

                  (c) CORPORATE RECORDS. At the Closing, Temroc shall deliver to Parent and Sub the minute books, the stock ledger and all similar records of Temroc and the corporate seal of Temroc, if any.

                  (d) CERTAIN ADDITIONAL AGREEMENTS. At the Closing, Temroc shall deliver to Parent and Sub originally executed copies of any consents of third parties (i) necessary to ensure that all contracts, agreements, licenses, permits or other instruments under which Temroc has rights or derives benefits will continue after the Closing or (ii) necessary to effect the transactions described in this Agreement.

                  (e) LEGAL OPINIONS. At the Closing, Temroc shall cause Lindquist & Vennum P.L.L.P., counsel to Temroc, to deliver its written opinion to Parent and Sub to the effect described on Exhibit F, and Sub shall cause Fulbright & Jaworski L.L.P., counsel to Parent and Sub, to deliver its written opinion to Temroc, to the effect described on Exhibit G.

                  (f) COMPLIANCE CERTIFICATES. At the Closing, (i) Temroc shall deliver to Parent and Sub a certificate dated as of the date of the Closing and executed by the President of Temroc, stating that the representations made by Temroc in this Agreement are accurate as of the date of the Closing and that all covenants, agreements and conditions required by this Agreement to be performed or fulfilled by Temroc before the Closing have been performed or fulfilled, (ii) Sub shall deliver to Temroc a certificate dated as of the date of the Closing and executed by the president or any vice president of Sub stating that the representations made by Sub in this Agreement are accurate as of the date of the Closing and that all covenants, agreements and conditions required by this Agreement to be performed or fulfilled by Sub before the Closing have been performed or fulfilled, and (iii) Parent shall deliver to Temroc a certificate dated as of the date of the Closing and executed by the president or any vice president of Parent stating that the representations made by Parent in this Agreement are accurate as of the date of the Closing and that all covenants, agreements and conditions required by this Agreement to be performed or fulfilled by Parent before the Closing have been performed or fulfilled.

                  (g) CERTIFICATES OF INCUMBENCY AND AUTHORITY. At the Closing,
(i) Temroc shall deliver to Parent and Sub a properly executed certificate of incumbency and resolutions or other evidence of company authority satisfactory to Parent authorizing the individual signing this Agreement and all related documents to do so on behalf of Temroc, (ii) Sub shall deliver to Temroc a properly executed certificate of corporate incumbency and resolutions authorizing the individuals signing this Agreement and all related documents to do so on behalf of Sub, and (iii) Parent shall deliver to Temroc a properly executed certificate of corporate incumbency and resolutions authorizing the individuals signing this Agreement and all related documents to do so on behalf of Parent.

                  (h) OTHER DOCUMENTS TO BE DELIVERED. At the Closing, the parties to this Agreement shall deliver or shall cause to be delivered such other documents as a party may reasonably require to evidence compliance with the covenants contained in this Agreement and the fulfillment of the conditions contained in this Agreement.

                  (i) FORM OF DOCUMENTS DELIVERED. Each document delivered at or before the Closing pursuant to this Section 2.2 shall be in form reasonably satisfactory to counsel for each of the parties to this Agreement, shall be appropriately executed and, if applicable, shall be in form suitable for filing or recording. Each party to this Agreement shall deliver such number of executed agreements, certificates and opinions as the parties to this Agreement may reasonably request.

                  (j) TIMING OF ACTIONS TO BE TAKEN AT THE CLOSING. Unless otherwise stated in this Agreement or mutually agreed to by the parties, all actions to be taken at the Closing shall be deemed to occur concurrently.

                  2.3 DISBURSEMENT OF THE MERGER CONSIDERATION.

                  (a) PAYMENT OF CASH CONSIDERATION. Immediately after the Effective Time, Parent shall (i) disburse the Merger Consideration (as adjusted pursuant to Section 1.9(a)) to the Paying Agent, in the manner described in this
Section 2.3. As promptly as practicable after the Effective Time, the Paying Agent shall mail to each person who was, immediately before the Effective Time, a holder of record of issued and outstanding shares of Temroc Stock, a letter of transmittal and instructions for use in effecting the surrender, in exchange for such person's proportionate share of the Merger Consideration, of the certificates that, immediately before the Effective Time, represented those shares. On surrender of a certificate to the Paying Agent, together with a letter of transmittal, duly executed and completed in accordance with its instructions, the Paying Agent shall promptly pay to the stockholder whose name is shown on the certificate the Merger Consideration to which the stockholder is entitled. Parent shall be obligated to pay, or shall cause the Paying Agent to pay, the Merger Consideration to those former shareholders, subject only to applicable abandoned property, escheat or other similar laws. Parent shall also be obligated to pay all costs and expenses of the Paying Agent.

                  (b) ISSUANCE OF NEW CERTIFICATE REPRESENTING STOCK OF THE SURVIVING CORPORATION. As soon as practicable after the Effective Time, Parent shall cause the certificate representing shares of Sub Stock held by Parent to be canceled and a new certificate to be issued to Parent in substitution for the old one indicating the name of the Surviving Corporation.

                  (c) EFFECTIVENESS OF SHARE OWNERSHIP. Notwithstanding the provisions of this Section 2.3, as of the Effective Time, Parent shall be deemed to be the sole shareholder of Surviving Corporation, regardless of whether the stock certificate described in this Section 2.3 shall have actually been delivered.

                  2.4 DISBURSEMENT OF THE ADJUSTMENT AMOUNT AND ADDITIONAL ESCROW CONSIDERATION. The Paying Agent shall distribute the Adjustment Amount and the Additional Escrow Consideration, if any, to the Temroc shareholders in accordance with the provisions of the Paying Agent Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF TEMROC.

Temroc represents and warrants to Parent and Sub that:

                  3.1 ORGANIZATION AND EXISTENCE. Temroc is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and authority to own, operate and lease its properties and carry on its business as now owned, operated, leased or conducted. To the extent Temroc does business outside its jurisdiction of incorporation, it is duly qualified to conduct its business and is in good standing in such jurisdictions, each of which is listed on SCHEDULE 3.1 attached hereto, except where the failure to be so qualified would not have a material adverse effect on the operations or financial condition of Temroc. True and correct copies of the articles of incorporation and the bylaws of Temroc as in effect on the date of this Agreement have been provided to Parent.

                  3.2 AUTHORITY, CAPACITY AND ENFORCEABILITY. Temroc has all requisite corporate power and authority to enter into, deliver and perform this Agreement and any other agreement or document necessary to perform this Agreement and to consummate the Merger and other transactions described in this Agreement. This Agreement has been duly executed and delivered by Temroc pursuant to all necessary corporate action. Assuming the due authorization, execution and delivery by Parent and Sub, this Agreement constitutes the legal, valid and binding obligation of Temroc, enforceable against Temroc in accordance with its terms, except as may be limited by principles of equity or bankruptcy, insolvency, reorganization, moratorium or similar laws or judicial decisions relating to or affecting the enforcement of creditors' rights or equitable remedies.

                  3.3 CAPITALIZATION. The authorized capital stock of Temroc consists of 100,000 shares of Class A Stock, 56,948 shares of which are issued and outstanding, and 60,000 shares of Class B Stock, 3,670 shares of which are issued and outstanding. Each issued and outstanding share of Class A Stock and each issued and outstanding share of Class B Stock is duly authorized, validly issued, fully paid and nonassessable and has not been issued, and is not owned or held, in violation of any preemptive right of shareholders or other persons. All issued and outstanding shares of the Class A Stock and Class B Stock are owned of record by the persons and in the amounts set forth on SCHEDULE 3.3, and to Temroc's knowledge, except as set forth on SCHEDULE 3.3, all such shares are free and clear of all liens, judgments, claims, security interest, pledges, attachments, mortgages, restrictions on transfer and encumbrances ("Encumbrances"), stockholders' agreements and voting trusts, and there are no other beneficial owners of that stock. Except pursuant to this Agreement, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of Temroc, or any security or other instrument convertible into, or exercisable or exchangeable for, capital stock of Temroc. No security or other instrument convertible into or exchangeable for capital stock of Temroc is issued and outstanding.

                  3.4 INTERESTS IN OTHER ENTITIES AND SCOPE OF BUSINESS. Except as set forth on SCHEDULE 3.4(a), Temroc does not own or control any securities or other ownership interest in any corporation, association, joint venture, limited liability company, partnership or other business entity. Except as set forth on SCHEDULE 3.4(a),Temroc is not a general partner of, and does not have responsibility for, the management of any joint venture, limited liability company or partnership. SCHEDULE 3.4(b) sets forth the complete list of all facilities owned or operated at any time by Temroc (collectively, the "Facilities"). Temroc has not engaged in any activities and has not conducted any operations other than those activities and operations that are incident to the Business.

                  3.5 NO CONFLICT. Neither the execution and delivery by Temroc of this Agreement, the consummation of the Merger and the transactions described in this Agreement by Temroc nor compliance by Temroc with any of the provisions of this Agreement will violate, conflict with, result in a breach of or constitute a default under (a) Temroc's articles of incorporation or bylaws, (b) any material contracts, commitments or agreements to which Temroc is a party or by which any assets of Temroc are bound, (c) any law, statute, code, act, ordinance, order, judgment, decree, injunction, rule, regulation, permit, license, authorization, direction or requirement, other than Environmental Laws, as defined in Section 3.10 (collectively, "Legal Requirements"), by which Temroc is subject or bound, or (d) any Environmental Law, as defined in Section 3.10, by which Temroc is subject or bound.

                  3.6 NO GOVERNMENTAL NOTICES, CONSENTS OR APPROVALS. Except for filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), Temroc is not required to submit any notice, report or other filing with any federal, state, local, foreign or other governmental agency, department, commission, board, bureau, instrumentality, authority, court, administration or body ("Governmental Body") in connection with the execution, delivery or performance of this Agreement by Temroc and the consummation of the Merger and the transactions described in this Agreement.

                  3.7 FINANCIAL CONDITION. (a) Temroc has delivered to Parent true and correct copies of the audited consolidated balance sheets of Temroc as of December 31, 1999, 1998 and 1997, the unaudited balance sheets of Temroc as of September 30, 2000, the audited consolidated income statements of Temroc for the years ended December 31, 1999, 1998 and 1997, and the unaudited income statements of Temroc for the nine months ended September 30, 2000. Each of those balance sheets presents fairly the financial condition, assets, liabilities and stockholders' equity of Temroc as of its date, subject, in the case of interim statements, to normal year-end adjustments. Each of the statements of income presents fairly the results of operations of Temroc for the periods indicated, subject, in the case of interim statements, to normal year-end adjustments. Except as set forth on SCHEDULE 1.9(b), each of the financial statements referred to in this Section 3.7 has been prepared in accordance with GAAP consistently applied throughout the periods indicated, subject, in the case of interim statements, to normal year-end adjustments, and is in accordance with the books and records of Temroc. Since December 31, 1999, there has been no material adverse change in the financial condition, results of operations, business, properties, assets or liabilities of Temroc.

                  (b) Except as disclosed in SCHEDULE 3.7(b), since December 31, 1999, Temroc has not taken any action with respect to: (i) any sale of any material assets; (ii) any stock-split, stock dividend or reverse stock-split relating to any class of its stock; (iii) any dividend payable in cash or property or any issuance of any shares of its capital stock, any option, warrant or other right calling for the issuance of any shares of its capital stock, or any security convertible into or exchangeable for any shares of its capital stock; (iv) any authorization of any other class of stock; or (v) the issuance of any additional shares of its capital stock or any agreement or arrangement to issue additional shares of its capital stock; and

                  (c) Since December 31, 1999, the operations and business of Temroc have been conducted in all material respects only in the ordinary course.

                  3.8 CORPORATE RECORDS. The stock ledgers and stock transfer books and the minute book records of Temroc relating to all issuances and transfers of stock by Temroc, and all proceedings of the shareholders, the board of directors and committees of Temroc that have been made available to Parent, are the original stock ledgers, stock transfer books and minute book records of Temroc or exact copies of them. Temroc has maintained those ledgers, transfer books and minute book records that (a) it is required to maintain under the laws of Minnesota or (b) should be maintained by a prudently managed corporation. Temroc is not in violation or breach of, or in default with respect to, any term of its articles of incorporation or bylaws.

                  3.9 TITLE TO AND POSSESSION OF ASSETS. Except as set forth on
SCHEDULE 3.9, Temroc has good and marketable title to all of the assets used in or useful to the Business, free and clear of all Encumbrances. Except as disclosed on SCHEDULE 3.9, none of Temroc's assets is in the possession of any person other than Temroc.

                  3.10 REAL PROPERTIES. (a) The only real property now owned or operated by Temroc is the real property located at 4375 Willow Drive, Hamel, Minnesota (the "Real Property"). Except as set forth on SCHEDULE 3.10, Temroc owns good and marketable title to the Real Property, free and clear of liens, claims, encumbrances, options and restrictions of every kind and description. Except as set forth on SCHEDULE 3.10, Temroc has not received any notice of any alleged violations of any applicable Legal Requirement of any government or governmental authority having jurisdiction over any part of the Real Property or the operation of any part of the Real Property that has not been resolved before the date of this Agreement. To the knowledge of Temroc, there is no existing, pending, contemplated, threatened or anticipated condemnation or other taking of all or any part of the Real Property.

                  (b) Except for Temroc, there are no persons in possession or occupancy of any part of the Real Property or who have possessory rights with respect to any part of the Real Property. Temroc has not received any notice of any alleged violations of or liability under any applicable Legal Requirements of any Governmental Body having jurisdiction over any part of the Real Property or the operation of any part of the Real Property or the Business. Except for the Real Property, Temroc is not a party to any lease or rental agreement with respect to any real property (whether as a landlord or a tenant).

                  (c) Temroc has delivered to Parent all environmental studies, reports, assessments, sampling results or audits that have been conducted with respect to the Real Property, the Facilities or the Business. Except as set forth on SCHEDULE 3.10, no person has disposed of any Hazardous Material or solid waste on the Real Property or at the Facilities during Temroc's tenure there, or to Temroc's knowledge, at any other time. No polychlorinated biphenyls were introduced to the Real Property or any Facility during the tenure there of Temroc, or to Temroc's knowledge, at any other time. Except as set forth on
SCHEDULE 3.10, Temroc has
not disposed of or released any Hazardous Material or solid waste at any property such that Temroc or any other person reasonably could be expected to incur any environmental liability. Except as set forth on SCHEDULE 3.10, There is no contamination from any Hazardous Material or waste on the Real Property or otherwise relating to the Business that reasonably could be expected to result in any person incurring any cleanup cost (including any cost of investigation, abatement, removal, remediation, or corrective action). For purposes of this Agreement, (i) "Hazardous Material" means all those materials, byproducts, wastes or substances that are regulated by, or that may form the basis of liability under, any Environmental Law, including all materials, byproducts, wastes or substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, hazardous chemical, special waste, hazardous substance, regulated substance, hazardous material, or toxic substance, and includes any material, byproduct, waste or substance that contains petroleum or any fraction thereof, asbestos, or polychlorinated biphenyls, or that is flammable, explosive or radioactive; and (ii) "Environmental Laws" means all federal, state and local laws in effect as of the date of this Agreement relating to pollution, protection of the environment or occupational health and safety, including court decisions, statutes, covenants and any other laws and authorities relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment or the workplace (including ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes and all regulations promulgated or approved under those laws, and orders, directives and permits issued or entered in connection with those laws by a federal, state or local environmental agency. Except as set forth on SCHEDULE 3.10, no underground storage tanks or septic fields have been used by Temroc or to Temroc's knowledge, by any other person at the Facilities or on the Real Property. Except as set forth on SCHEDULE 3.10, no claim has been made alleging that Temroc is liable for the cost of cleaning up any third-party site, including any to which it sent waste or byproduct.

                  3.11 EQUIPMENT USED IN THE BUSINESS. The furniture, fixtures, tools, dies, machinery, equipment, vehicles and other rolling stock listed in
SCHEDULE 3.11 and the equipment leases or other leases listed on SCHEDULE 3.11 constitute all of the furniture, fixtures, tools, dies, machinery, equipment, equipment leases, vehicles and other rolling stock used in or considered part of the Business as of July 31, 2000.

                  3.12 CONTRACTS. SCHEDULE 3.12 contains a list of each contract, commitment, agreement, instrument, lease, license and arrangement (a) to which Temroc is a party, by which Temroc is or any of its assets are bound or relating to the Business and (b) which, after the Closing Time, requires or could require the Surviving Corporation to pay or give, or gives or could give the Surviving Corporation the right to receive, cash or assets having a value of at least $25,000 ("Material Contract"). There has not been any violation or breach of, or default with respect to complying with, any provision of any Material Contract by Temroc or, to Temroc's knowledge, any other party to such contract. Each Material Contract is in full force and effect; is the legal, valid and binding obligation of Temroc and, to Temroc's knowledge, the other parties thereto and, except as may be limited by principles of equity or bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting the enforcement of creditors' rights, is enforceable against the parties to the respective Material Contract in accordance with their respective terms. Temroc enjoys peaceful and undisturbed possession of the assets, properties and rights possessed under any leases and licenses that constitute Material Contracts. Except for employee benefit plans listed in SCHEDULE 3.18, Temroc has no contract, commitment, agreement, lease, license, arrangement or understanding with any director, officer, employee or affiliate of Temroc. Temroc has not waived any right under any Material Contract. To the best of Temroc's knowledge, there is no reason why any of the Material Contracts could not be continued on the same terms and conditions as currently apply, assuming that there is no material change in the nature of the Business after the Closing Time. To the best of Temroc's knowledge, there is no reason to believe that any other party to a Material Contract will terminate its relationship with the Business as a result of the transactions described in this Agreement. Without limiting the foregoing, Temroc is in material compliance with all purchase orders and sales orders to the extent it is obligated to perform under those orders. SCHEDULE
3.12 includes a list of all purchase orders and sales orders relating to the Business as of July 31, 2000. Except as set forth on SCHEDULE 3.12, a true and complete copy of each Material Contract has been delivered to Parent. Temroc has not, either expressly or by operation of law, assumed or undertaken any liability of, or taken any action that could cause it to be deemed a successor to, any other person.

                  3.13 CONDITION OF ASSETS. Except as set forth on SCHEDULE 3.13, the property, plant, furniture, fixtures, tools, machinery and equipment of Temroc are in good and normal operating condition and repair (ordinary wear and tear excepted). Except as set forth on SCHEDULE 3.13, the assets (whether tangible or intangible) currently owned or leased by Temroc (as lessee) constitute assets that are sufficient to operate the Business, as currently operated, and none of those assets is owned by any shareholder or affiliate of Temroc or any other person (other than Temroc).

                  3.14 CLAIMS. Except as set forth on SCHEDULE 3.14, there is no suit, action, proceeding, investigation or claim pending or, to the knowledge of Temroc, threatened or contemplated against or affecting Temroc, the Class A Shares, the Class B Shares or the assets of Temroc or the Business in or by any Governmental Body or arbitration panel. There is no outstanding order, writ, injunction, decree, judgment or award by any Governmental Body or arbitration panel against Temroc or affecting the Class A Shares or the Class B Shares, the assets of Temroc or the Business.

                  3.15 NO ADVERSE CHANGE. Except as set forth on SCHEDULE 3.15, since December 31, 1999, Temroc has not (a) except in the ordinary course of business in connection with the sale of its inventory, sold, transferred, or otherwise disposed of, or agreed to sell, transfer, or otherwise dispose of, any portion of its assets; (b) except in the ordinary course of business in connection with the sale of its inventory, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any material portion of its assets, or requiring the consent of any party to the transfer or assignment of any of its assets; (c) made or permitted any amendment or termination of any Material Contract, (d) taken any action with respect to the payment of any dividends or other distributions to its shareholders in cash or property; (e) except in the ordinary course of business, entered into any agreement or arrangement with any officers, directors, stockholders or affiliates of Temroc; or (f) except in the ordinary course of business, entered into any other material transaction or taken any other material action.

                  3.16 CERTAIN TRANSACTIONAL FEES. None of Parent, Sub nor the Surviving Corporation has or will have any obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee or expense in connection with the transactions described in this Agreement by reason of any action taken by or on behalf of Temroc or any of its affiliates.

                  3.17 EMPLOYEE MATTERS.

                  (a) DOCUMENTS. Temroc has delivered to Parent, or provided Parent with access to, complete and correct copies of Temroc's employment records for the period after December 31, 1997; collective bargaining, union or other employee association agreements to which Temroc is a party or by which Temroc is bound; employment, managerial, advisory and consulting agreements to which Temroc is a party or by which Temroc is bound; employee confidentiality or other agreements protecting proprietary processes, formulas or information to which Temroc is a party or by which Temroc is bound; any employee handbooks provided to Temroc's employees; and any reports or plans prepared or adopted pursuant to the Equal Opportunity Act of 1972, as amended, and relating to Temroc's employees.

                  (b) COMPLIANCE AND CERTAIN AGREEMENTS. Temroc is in substantial compliance with all applicable laws and collective bargaining agreements relating to employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, and is not engaged in any unfair labor practice within the meaning of section 8 of the National Labor Relations Act, and, except as set forth on SCHEDULE 3.17, there is no action, suit or legal, administrative, arbitration, grievance or other proceeding pending or, to the knowledge of Temroc, threatened, or any investigation pending or, to the knowledge of Temroc, threatened or contemplated against Temroc relating to any of such matters, and to the knowledge of Temroc, no basis exists for any such action, suit or legal, administrative, arbitration, grievance or other proceeding or governmental investigation. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of Temroc, threatened or contemplated against Temroc. Except as set forth on SCHEDULE 3.17, none of the employees of Temroc is a member of or represented by any labor union in connection with the Business and, there are no attempts being made to organize any employees of Temroc. No certification or decertification is pending or was filed within the past 12 months with respect to the employees of Temroc and no certification or decertification petition is being or was circulated among the employees of Temroc within the past 12 months. Except as set forth on
SCHEDULE 3.17, no agreement, arbitration or court decision, decree or order or governmental order that is binding on Temroc limits or restricts Temroc from relocating or closing any of its operations. Temroc has not experienced any organized work stoppage in the last five years. Except as set forth on SCHEDULE 3.17, there are no charges, administrative proceedings or formal complaints of discrimination (including discrimination based on sex, age, marital status, race, national origin, sexual preference, handicap or veteran status) pending or, to the knowledge of Temroc, threatened or contemplated or any investigation pending or, to the knowledge of Temroc, threatened or contemplated before the Equal Employment Opportunity Commission or any federal, state or local agency or court, and no basis for any such claim exists.

                  (c) DIRECTORS, OFFICERS AND EMPLOYEES. SCHEDULE 3.17 sets forth a complete and correct list of all directors and officers of Temroc and all other individuals employed by Temroc, together with each individual's title and job description and date of hire by Temroc, and, for each salaried individual, each individual's salary (with last date of increase) and incentive compensation arrangements with Temroc. Except as and to the extent set forth on
SCHEDULE 3.17, to the knowledge of Temroc, no current employee of Temroc designated as a "key employee" on SCHEDULE 3.17 plans to terminate his or her employment during the 2000 calendar year, whether by reason of the transactions described in this Agreement or otherwise.

                  3.18 EMPLOYEE BENEFIT MATTERS.

                  (a) IDENTIFICATION OF PLANS. SCHEDULE 3.18 includes a complete and accurate list of (1) all employee welfare benefit and employee pension benefit plans as defined in sections 3(l) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and (ii) all other employee benefit agreements or arrangements, including deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts, vacation policies, and other similar plans, agreements and arrangements that are currently in effect or have been maintained, or have been approved before this date but are not yet effective, for the benefit of directors, officers, employees or former employees (or their beneficiaries) of Temroc, or with respect to which Temroc may have any liability. As to each plan, agreement or arrangement listed in SCHEDULE 3.18, Temroc has delivered to Parent, a complete and accurate copy of (i) the plan, agreement or arrangement, (ii) the trust, group annuity contract or other document that provides the funding for the plan, agreement or arrangement, (iii) the three most recent annual Form 5500, 990 and 1041 reports, (iv) the most recent actuarial report or valuation statement, (v) the most current summary plan description, booklet, or other descriptive written materials, and each summary of material modifications prepared after the last summary plan description, (vi) the most recent Internal Revenue Service ("IRS") determination letter and all rulings or determinations requested from the IRS after the date of that determination letter, (vii) the most recent statement filed with the Department of Labor pursuant to 29 U.S.C. Section 2520.104-23, (viii) a written summary of the legal basis for an exemption from the obligations to file annual Form 5500 reports, (ix) the most recent financial statement and valuation, and
(x) all other correspondence from the IRS or the Department of Labor received that relate to one or more of the plans, agreements or arrangements with respect to any matter, audit or inquiry that is still pending.

                  (b) COMPLIANCE. With respect to each employee welfare benefit plan and employee pension benefit plan as defined in sections 3(l) and 3(2) of ERISA that has been or is sponsored by, participated in, or contributed to, by
Temroc: (1) the plan is in compliance with ERISA in all material respects, including but not limited to all reporting and disclosure requirements of Part I of Subtitle B of Title I of ERISA; (2) the appropriate Form 5500 has been timely filed, for each year of its existence; (3) there has been no transaction described in sections

406 or 407 of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") relating to the plan unless exempt under section 408 of ERISA or section 4975 of the Code, as applicable; (4) the bonding requirements of section 412 of ERISA have been satisfied; and (5) all contributions required to have been made with respect to the plan have been timely made. Except as set forth in SCHEDULE 3.18, there is no litigation, action, proceeding, investigation or claim asserted or, to the knowledge of Temroc, threatened or contemplated, with respect to any arrangement or agreement listed on SCHEDULE
3.18 (other than the payment of benefits in the normal course) nor any issue if resolved adversely to Temroc that may subject Temroc to the payment of a penalty, interest, tax or other amount. Except as set forth in SCHEDULE 3.18, each arrangement or agreement listed on SCHEDULE 3.18 can be unilaterally terminated or amended by Temroc on no more than 90 days' notice. Except as set forth in SCHEDULE 3.18, no notice has been received by Temroc of an increase or proposed increase in the cost of any agreement or arrangement listed in SCHEDULE 3.18.

                  (c) CERTAIN PENSION PLANS. All pension plans listed in
SCHEDULE 3.18 that are intended to qualify under section 401 (a) of the Code either (i) have been determined by the IRS to be qualified under section 401 (a) of the Code or (ii) have applicable remedial amendment periods that will not have ended before the Closing. No facts have occurred that if known by the IRS could cause disqualification of any of those plans.

                  (d) NO DEFINED BENEFIT PENSION PLANS. Neither Temroc nor any entity that has been treated as a single employer together with Temroc under section 414 of the Code has maintained, had an obligation to contribute to, contributed to, or incurred any liability with respect to a plan that is or was a pension plan (as defined in section 3(2) of ERISA) that is or was subject to Title IV of ERISA.

                  (e) EXTENDED MEDICAL COVERAGE. No employee welfare benefit plan (as defined in section 3(l) of ERISA) maintained by Temroc provides medical, surgical, hospitalization or life insurance benefits (whether or not insured by a third party) for employees or former employees of Temroc for periods extending beyond their terminations of employment, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); and Temroc has not made any commitment to provide retiree medical, surgical, hospitalization or life insurance coverage for any current or former employees or directors of Temroc (except as required by COBRA).

                  (f) EFFECT OF THIS TRANSACTION. The consummation of the Merger and the transactions contemplated by this Agreement, either alone or in conjunction with another event (such as a termination of employment), will not
(i) entitle any current or former employee or officer of Temroc, to severance pay from Temroc, or any other payment under a plan, (ii) accelerate the time of payment or vesting of benefits under a plan, or (iii) increase the amount of compensation due any such employee or officer by Temroc.

                  3.19 REGULATORY AUTHORITY AND COMPLIANCE. SCHEDULE 3.19 contains a list of all governmental franchises, licenses, authorizations, permits, consents and approvals currently held by (i) Temroc or (ii) any other party with respect to the Business. Each governmental franchise, license, authorization, permit, consent and approval listed on SCHEDULE 3.19 is valid and current and in full force and effect. There has been no violation of any of the requirements pertaining to those franchises, licenses, authorizations, permits, consents and approvals. Neither the execution and delivery of this Agreement nor the consummation of the transactions described in this Agreement will cause any of the franchises, licenses, authorizations, permits and consents listed on SCHEDULE 3.19 to terminate, to become null or void, or to be otherwise adversely affected. All governmental franchises, licenses, authorizations, permits, consents and approvals required to carry on the Business have been acquired and have been in full force and effect except as listed on SCHEDULE
3.19. The Business has been and is conducted in compliance with all applicable Legal Requirements of all Governmental Bodies. No currently existing condition, circumstance or event reasonably could be expected to result in any future expenditure to maintain the Business in compliance with any applicable Legal Requirements.

                  3.20 INSURANCE. SCHEDULE 3.20 lists all current insurance policies maintained by Temroc covering Temroc, any of its employees or other agents, the Business or any of the assets of Temroc. All retroactive premium adjustments under any workers' compensation policy of Temroc have been recorded in its financial statements in accordance with GAAP applied on a basis consistent with the preparation of Temroc's financial statements as of and for the twelve months ended December 31, 1999.

                  3.21 TAX MATTERS.

                  (a) FILING OF RETURNS. Temroc and any affiliated group (within the meaning of Section 1504 of the Code) or similar group under state, local or other applicable law of which Temroc is or has been a member ("Affiliated Group") have filed, or caused to be filed in a timely manner, all Tax Returns (as defined below) required to be filed on or before the date of this Agreement (taking into account any and all extensions) and all of those Tax Returns are complete and correct.

                  (b) PAYMENT OF TAXES. All Taxes (as defined below) due and payable or claimed to be due and payable from Temroc have been timely paid in full or are not yet delinquent. Since December 31, 1999, Temroc has not incurred any Taxes other than in the ordinary course of business.

                  (c) WITHHOLDING. Temroc has complied with all applicable laws relating to the withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws), has, within the time and in the manner prescribed by those laws, withheld and paid over to the proper Governmental Body all amounts required to be so withheld and paid over under all such applicable laws and has, within the time and in the manner prescribed by those laws, filed all Tax Returns with respect to withholding.

                  (d) ENCUMBRANCES. Except for liens for ad valorem Taxes and real and personal property Taxes not yet delinquent, there are no Encumbrances for Taxes on the assets of Temroc.

                  (e) EXTENSIONS. Except as set forth on SCHEDULE 3.21, Temroc has not requested, nor has any person requested on its behalf, any extension of time within which to file any Tax Return in respect of any taxable period that has not since been filed.

                  (f) THIRD-PARTY TAXES. Temroc has no liability for the Taxes of any other person by contract or as transferor or successor, or otherwise.

                  (g) STATUTES OF LIMITATIONS. There is no outstanding waiver or extension of time regarding the application of the statute of limitations with respect to any Taxes of Temroc or Tax Returns required to be filed by or including Temroc.

                  (h) CLAIMS. No deficiency or claim has been formally proposed, asserted or assessed nor, to the knowledge of Temroc, threatened with regard to any Taxes of Temroc or Tax Returns including or required to be filed by Temroc which has not been resolved and paid in full.

                  (i) AUDITS. No audit or other administrative proceeding or court proceeding is pending and no written notification of such proceedings has been received by Temroc with regard to any Taxes of Temroc or Tax Returns required to be filed by or including Temroc.

                  (j) TAX SHARING. Except for Taxes in connection with leases of personal property by or to Temroc, Temroc is not a party to, is not bound by, and has no obligation under, any contract, agreement or arrangement providing for the allocation or sharing of Taxes.

                  (k) POWERS OF ATTORNEY. No power of attorney has been granted with respect to any matter relating to Taxes of Temroc that is currently in force.

                  (l) PARACHUTE PAYMENTS. Temroc (i) is not a party to any contract, agreement or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and (ii) has not made any such excess parachute payments.

                  (m) 341(f) CONSENTS. Temroc has not filed a consent pursuant to Section 34 1 (of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by Temroc.

                  (n) CERTAIN PROPERTY. No property of Temroc is property that Temroc or any party is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect before amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (o) 481(a) ADJUSTMENTS. Temroc has not agreed to make, and is not required to make, any adjustment under Section 481 (a) of the Code.

                  (p) BOYCOTTS. Temroc has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

                  (q) PAST AUDITS. Except as set forth on SCHEDULE 3.21, none of the federal income Tax Returns of Temroc have been audited by the IRS. No other tax audits (whether federal, state, local or foreign) have been made, conducted or instituted with respect to Temroc.

                  (r) INFORMATION PROVIDED. Temroc has provided Parent or its representatives (i) complete and correct copies of the consolidated federal income Tax Returns that include Temroc for the taxable periods ended 1997, 1998 and 1999, (ii) complete and correct copies of the state, local and foreign income Tax Returns of or including Temroc for the taxable periods ended 1997, 1998 and 1999, and (iii) all examination reports, closing agreements and statements of deficiencies, if any, relating to the audit of the tax returns or relevant portions of them by the IRS or the relevant state, local or foreign taxing authorities.

                  (s) DEFINITIONS. For purposes of this Agreement, "Taxes" shall mean and include all taxes, charges, fees, duties, levies, penalties or other assessments proposed by any federal, state, local or foreign authority, including income, gross IMP receipts, excise, property, sales, gains, use, license, capital stock, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto (whether or not disputed); and "Tax Returns" shall mean and include all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms or information returns or claims for refunds relating to Taxes or other written information required to be supplied to any taxing authority in connection with Taxes (including any amended Tax Returns).

                  3.22 INTELLECTUAL PROPERTY. SCHEDULE 3.22 contains a list and brief description of all patents, applications for patents, trademarks, copyrights and service marks for which Temroc has a registration or which are used in the Business. Temroc owns (or possesses adequate or enforceable licenses or other rights to use) all trade secrets, inventions, copyrights, processes and other technical know-how and proprietary rights used in the conduct of the Business to the extent that the absence of such ownership would have a material adverse effect on the Business as currently conducted. Temroc has not received any notice of conflict with the asserted rights of others with respect to any trademarks, trade names, copyrights or patents or any material trade secrets, inventions, processes or other technical know-how or proprietary rights used in the conduct of the Business. All software used by Temroc or in connection with the Business is properly licensed and there are no unresolved claims pending against or in respect of the Business for unlicensed use of computer software. As of the date of Closing none of Temroc's affiliates (other than the Surviving Corporation) shall own or possess any rights to use the name "Temroc Metals", "Temroc" or similar names.

                  3.23 INVENTORY. All inventory owned or held by Temroc or used in the conduct of the Business, including manufacturing supplies, raw materials, components, repair parts, work-in-progress, finished goods and similar items, whether raw or used ("Inventory") as of September 30, 2000 is reflected on the balance sheet as of September 30, 2000 described in Section 3.7. All Inventory owned or held by Temroc or used in the conduct of the Business as of 11:59 p.m. central time on the date of Closing (the "Closing Time") will, as of the Closing Time, be reflected on the books and records of Temroc. All Inventory is valued at the lower of cost or market value. The Inventory owned or held by Temroc or used in the conduct of the Business as of the Closing Time will consist of items of Inventory useable or saleable in the ordinary course of the Business. All Inventory disposed of since December 31, 1999 has been disposed of only in the ordinary course of the Business, consistent with the past practice of Temroc. The Inventory does not include any materials held by Temroc on consignment from any third party. All Inventory as of the Closing Time will be free from any material defect or other deficiency except for items of obsolete materials and materials of below-standard quality that have been written off or written down to Temroc's best estimate of net realizable value. The quantities of Inventory as of the Closing Time will be reasonable under the current circumstances of the Business. Except as set forth on SCHEDULE 3.23, none of the Inventory is in the possession of others, other than Inventory in transit from suppliers or to customers in the ordinary course of business. The Inventory is not subject to any claim with respect to the use of materials held on consignment. All products manufactured (whether or not completed) or sold before the Closing Time are in material compliance with all warranties with respect to that product.

                  3.24 ACCOUNTS RECEIVABLE. The accounts receivable reflected on the financial statements described in Section 3.7 or otherwise provided to Parent are valid and collectible using commercially reasonable collection practices, subject to normal market write-offs for bad debt consistent with past practices. SCHEDULE 3.24 is a true and correct copy of the aging of those accounts receivable as of July 31, 2000. All of those accounts receivable arose in the ordinary course of business and none is subject to any defense, counterclaim or set-off.

                  3.25 OTHER INFORMATION. None of the information provided by Temroc in this Agreement and in the schedules to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this Agreement and the schedules to this Agreement, in light of the circumstances under which they are made, not false or misleading.

                  3.26 NO UNDISCLOSED LIABILITY. Except to the extent specifically reflected in Temroc's financial statements described in Section 3.7 of this Agreement, or described in this Agreement or the schedules to this Agreement, and except for liabilities or obligations arising or incurred in the ordinary course of business since September 30, 2000, Temroc has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including any liability for taxes and interests, penalties and other charges payable with respect to any such liability or obligation).

         4. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.

Parent and Sub represent and warrant to Temroc as follows:

                  4.1 ORGANIZATION AND GOOD STANDING. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and carry on its business as now owned, operated, leased or conducted. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and carry on its business as now owned, operated, leased or conducted.

                  4.2 AUTHORITY. Subject to the receipt of approval of the board of directors of Parent and Sub, (a) Parent and Sub have all requisite corporate power and authority to enter into, deliver and perform this Agreement and any other agreement or document necessary to perform this Agreement and to consummate the transactions described in this Agreement; (b) this Agreement has been duly executed and delivered by Parent and Sub pursuant to all necessary corporate action; and (c) assuming the due authorization, execution and delivery by Temroc, this Agreement constitutes the legal, valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except as may be limited by principles of equity or bankruptcy, insolvency, reorganization, moratorium or similar laws or judicial decisions relating to or affecting the enforcement of creditors' rights or equitable remedies.

                  4.3 CAPITALIZATION. The authorized capital stock of Sub consists of 10,000 shares of Sub Stock, 1,000 shares of which are issued and outstanding. Each issued and outstanding share of Sub Stock has been duly authorized, validly issued, fully paid and nonassessable and has not been issued, and is not owned or held, in violation of any preemptive right of the shareholders of Sub or other persons. All issued and outstanding shares of Sub Stock are owned of record and beneficially by Parent, free and clear of all Encumbrances.

                  4.4 NO CONFLICT. Neither the execution and delivery by Parent and Sub of this Agreement, the consummation of the Merger or the transactions described in this Agreement by Parent and Sub nor compliance by Parent and Sub with any of the provisions of this Agreement will violate, conflict with, result in a breach of or constitute a default under (a) the certificate of incorporation or bylaws of Parent or the articles of incorporation or bylaws of Sub, (b) any contracts, commitments or agreements to which Parent or Sub is a party or by which the respective assets of Parent or Sub are bound, or (c) any Legal Requirement by which Parent or Sub is subject or bound.

                  4.5 NO CONSENTS OR GOVERNMENTAL APPROVALS. Except for filings required to be made under the HSR Act, Parent and Sub are not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance of this Agreement by Parent and Sub and the consummation of the Merger and the transactions described in this Agreement.

                  4.6 CERTAIN TRANSACTIONAL FEES. Temroc will not have any obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee or expense in connection with the transactions described in this Agreement by reason of any action taken by or on behalf of Parent or Sub.

         5. CERTAIN COVENANTS OF TEMROC, PARENT AND SUB.

Temroc, Parent and Sub covenant with each other that:

                  5.1 CONDUCT OF BUSINESS. Except to the extent waived or consented to in writing by Parent and Sub and except for the transactions described in Section 6.15:

                  (a) ORDINARY COURSE. Temroc shall conduct the Business only in the ordinary course.

                  (b) COMPENSATION AND PRICING. (i) No increase shall be made in the compensation of any director, officer or any other employee or group of employees of Temroc; (ii) no new agreement or arrangement, written or oral, shall be made with any employee or group of employees of Temroc with respect to employment for a term that extends after the Closing Time; and (iii) no decrease shall be made in present pricing practices for products sold by or on behalf of Temroc other than in the ordinary course of business.

                  (c) MAINTENANCE. Temroc shall use such efforts as are consistent with prior practices to keep the Business intact, maintain, preserve and protect the property used to conduct the Business, keep in faithful service the present key employees of Temroc, and preserve the goodwill of suppliers and customers and others having business relations with Temroc.

                  (d) CHARTER DOCUMENTS AND DIVIDENDS. Temroc shall not (i) amend its articles of incorporation or bylaws or (ii) pay or declare any dividends or make any distributions with respect to its capital stock.

                  (e) NO NEW AGREEMENT. Temroc shall not enter into any (i) new written lease agreements or other agreements relating to Real Property or any extensions of any existing lease agreements or other agreements relating to Real Property, (ii) agreements or other arrangements with any affiliates of Temroc,
(iii) arrangements or other agreements relating to the borrowing of money, the guaranty of obligations of another party or the pledging or any other encumbrance of assets, or (iv) arrangements or agreements, or any group of related arrangements or agreements, that would require the expenditure of more than $50,000 by Temroc.

                  (f) PLAN LIABILITIES. Temroc shall not adopt or commit to adopt any new employee benefit plan (as defined in ERISA) or amend any existing one. Effective no later than the Closing, Temroc shall terminate its participation in each employee benefit plan (as defined in ERISA) for which Temroc is not the plan sponsor (as defined in ERISA).

                  (g) CAPITAL EXPENDITURES. Except as set forth on SCHEDULE 5.1(g), Temroc shall not incur any capital expenditures that individually or in the aggregate exceed $50,000.

                  (h) PERFORMANCE BONUSES. Before the Closing, the board of directors of Temroc may authorize, and Temroc may pay, such performance bonuses to employees of Temroc as are in the ordinary course of business and consistent with past practice.

                  (i) COMPLIANCE. Prior to Closing, Temroc shall take the actions described in SCHEDULE 5.1 and provide to Parent documentation of their completion.

                  5.2 CORPORATE ACTIONS. Except with respect to the Merger and the transactions contemplated by this Agreement, Temroc shall not take any actions with respect to: (a) any merger, consolidation, reorganization or other business combination; (b) any sale of its material assets; (c) any stock split, stock dividend or reverse stock split relating to any class of its stock; (d) any dividend payable in cash or property or any issuance of any shares of its capital stock, any option, warrant or other right calling for the issuance of any shares of its capital stock, or any security convertible into or exchangeable for any shares of its capital stock; (e) any authorization of any other class of stock; (f) the issuance of any additional shares of its capital stock or any agreement or arrangements to issue additional shares of its capital stock; (g) the amendment of its articles of incorporation or bylaws; or (h) any proposition the effect of which may be to inhibit, restrict or delay the consummation of the Merger or any of the transactions contemplated by this Agreement or impair the contemplated benefits of the Merger and the transactions contemplated by this Agreement.

                  5.3 FILINGS, AUTHORIZATIONS AND OTHER ACTIONS. Each of Temroc, Parent and Sub, as promptly as practicable, (a) will make, or cause to be made, any filings and submissions required under laws, rules and regulations applicable to it, or to its subsidiaries and affiliates, as may be required for it to consummate the transactions described in this Agreement; (b) will use all commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all persons and governmental authorities necessary to be obtained by it, or its affiliates, to consummate the transactions described in this Agreement; and (c) will use all commercially reasonable efforts to take or cause to be taken, all other actions necessary, proper or advisable for it to fulfill its obligations under this Agreement and satisfy the conditions to closing contained in this Agreement.

                  5.4 SUPPLYING OF INFORMATION. Before the Closing, Temroc shall furnish to Parent, Sub and their representatives such information with respect to Temroc and the Business as they may reasonably request in cooperation with any review, investigation or examination of the books and records, accounts, contracts, properties, assets, operations and facilities of Temroc or relating to the Business.

                  5.5 INSPECTION OF PROPERTIES. Before the Closing, Parent, Sub and their employees, agents, contractors and subcontractors may enter upon the properties during the Business hours and make surveys and appraisals, take measurements and make tests, borings and other tests of surface and subsurface conditions, soil tests and structural and engineering studies of the improvements thereon, in accordance with the provisions of that certain Environmental Testing Agreement between the Parent and Temroc dated March 16, 2000.

                  5.6 NOTICE OF CERTAIN CHANGES REGARDING TEMROC. Before the Closing, Temroc shall promptly inform Parent and Sub in writing of any litigation or administrative proceeding, or of any claim, controversy or contingent liability that might reasonably be expected to become the subject of litigation or an administrative proceeding, against it or any of its affiliates or affecting any of its properties if (a) the litigation or administrative proceeding or the threatened litigation or administrative proceeding would have been required to be disclosed under Section 3.14 of this Agreement had it existed on the date of this Agreement or (b) if the litigation or administrative proceeding or the threatened litigation or administrative proceeding is related to the transactions contemplated by this Agreement. Temroc shall promptly inform the other parties to this Agreement in writing if any change shall have occurred or shall have been threatened (or any development shall have occurred or shall have been threatened involving a prospective change) in its financial condition, results of operations or business that is or may reasonably be expected to have a material adverse effect on that party. Temroc shall promptly inform the other parties to this Agreement in writing if any representation or warranty made by Temroc in this Agreement shall cease to be accurate.

                  5.7 EXPENSES. Each party to this Agreement shall pay its own costs and expenses (including all legal and accounting fees) relating to this Agreement, the negotiations leading up to this Agreement and, except as otherwise provided in this Agreement, the transactions described in this Agreement. At the Closing, Temroc shall pay all accrued but unpaid legal and accounting fees.

                  5.8 PUBLICITY. Until the business day after the date of Closing and except for any public disclosure that Parent, Sub or Temroc in good faith believe is required by law, no party to this Agreement shall issue any press release or make any public statement regarding the transactions described in this Agreement, without the prior written approval of the other parties, which approval will not be unreasonably withheld.

                  5.9 CONFIDENTIAL INFORMATION. Subject to the provisions of that certain Confidentiality Agreement between Temroc and Parent dated May 13, 1999, each of Temroc, Parent and Sub shall treat in confidence all documents, materials and other information (whether tangible, oral or electronic) that is obtained from any unaffiliated party or from the unaffiliated party's employees, agent or affiliates (the "Confidential Information"). If this Agreement is terminated, each party to this Agreement shall return all Confidential Information to the party that has furnished it and, at the request of the furnishing party, will destroy all copies of that Confidential Information and any notes, studies or other written or electronic information related to that Confidential Information. This Section 5.9 shall not apply to any Confidential Information (a) that a party to this Agreement possessed before its receipt from the other party to this Agreement, (b) that is available to the public and did not become available to the public through any violation of a legal obligation (including, but not limited to, the obligations of this Section 5.9) or (c) that is lawfully acquired from sources other than the parties to this Agreement or their affiliates.

                  5.10 EXCLUSIVITY. Temroc shall not, and shall cause its officers, directors, employees, representatives, agents, and affiliates (including, but not limited to any investment banker, attorney or accountant retained by Temroc) not to, directly or indirectly, solicit, knowingly encourage, initiate, or participate in any way in discussions or negotiations with, or knowingly provide any nonpublic information to, any corporation, partnership, person, or other entity or group (other than Parent or any affiliate or agent of Parent) concerning any proposed Alternative Transaction (as defined below), or otherwise knowingly facilitate any effort or attempt to propose, make or implement an Alternative Transaction. For purposes of this Agreement, "Alternative Transaction" shall mean any of the following involving
Temroc: (i) any tender offer, exchange offer, merger, consolidation, share exchange, business combination or similar transaction; (ii) any transaction or series of related transactions pursuant to which any person or entity (or its shareholders), other than Parent, Sub, or any of their affiliates (a "Third Party") acquires shares (or securities exercisable for or convertible into shares) representing more than 25% of the outstanding shares of any class of capital stock of Temroc; or (iii) any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a Third Party acquires control of more than 25% of the assets of Temroc (determined by reference to the fair market value of such assets), in a single transaction or series of related transactions. Temroc will promptly communicate to Parent the name of the person or entity submitting, and the terms and conditions of, any proposal or inquiry that it receives after the date hereof in respect of any proposed Alternative Transaction or a reasonably detailed description of any such information requested from it after the date hereof or of any such negotiations or discussions being sought to be initiated or continued with the Company after the date hereof in respect of a proposed Alternative Transaction.

The foregoing notwithstanding, this Agreement shall not prohibit the Board of Directors of Temroc from, prior to the vote of Temroc's shareholders, furnishing nonpublic information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Superior Proposal (as defined below), if, and only to the extent that:

                  (a) the Board of Directors reasonably and in good faith determines that failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors to its stockholders under applicable law, based on written advice from legal counsel for Temroc, a copy of which is provided to Parent;

                  (b) prior to first furnishing nonpublic information to, or first entering into any substantive discussions and negotiations with, such person or entity after the date hereof, Temroc provides written notice to Parent to the effect that it intends to furnish information to, or enter into discussions or negotiations with, a person or entity making a Superior Proposal, and naming and identifying the person or entity making the Superior Proposal;

                  (c) Temroc provides Parent with all non-public information to be provided to such person or entity which Parent has not previously received from Temroc, and Temroc keeps Parent informed, on a regular basis, of the status, terms and conditions and all other material information with respect to any such discussions or negotiations.

Nothing in this Section 5.10 shall (x) permit Temroc to terminate this Agreement (except as specifically provided in Article 8 hereof), or (y) permit Temroc to enter into any agreement providing for an Alternative Transaction (other than as specifically provided in Article 8 hereof, and in the circumstances and under the conditions set forth, above) for as long as this Agreement remains in effect.

For purposes of this Agreement, a "Superior Proposal" shall mean a proposal for an Alternative Transaction that the Board of Directors of Temroc has reasonably and in good faith determined (with the advice of its financial advisors and taking into account all legal, financial and regulatory aspects of the likelihood of the consummation of such Alternative Transaction, including, but not limited to, the conditions to consummation and the consequences under such Alternative Transaction proposal of any material adverse effects or changes in Temroc) to be more favorable to Temroc's shareholders than the transactions contemplated by this Agreement.

                  5.11 EMPLOYEE BENEFITS. All employees of Temroc shall receive recognition for their service with Temroc for purposes of seniority, eligibility to participate, eligibility for benefits and vesting under any plans, agreements or arrangements of Parent to which those employees may become eligible for after Closing. Parent shall take into account, under the employee benefit plans of Parent, any medical or dental welfare expenses incurred under any plan of Temroc during the plan year or other coverage period in which those employees are first provided coverage under the employee benefit plans of Parent, for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

                  5.12 QUANEX NONCOMPETITION COVENANT. For a period of three (3) years following the Closing, Parent shall not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be associated with, or in any manner connected with, lend the name of Quanex or any similar name to, lend credit to, or render services or advice to, any anodizing business located in the states of Illinois, Iowa, Minnesota, North Dakota, South Dakota or Wisconsin. Notwithstanding the foregoing sentence, Parent or any of its affiliates may acquire any business in the above-described geographical areas and own, manage, operate, finance, control and participate in the ownership, management, operation, financings and control of the business, be associated with the business, lend its name to the business, lend credit to the business and render services or advice to the business, if at the time of the acquisition of the business, less than 20% of its revenues for its last fiscal year were attributable to providing anodizing services.

                  5.13 RELATIONSHIP WITH AACRON. For a period of three years following the Closing, Parent will cause the Surviving Corporation to cooperate with Aacron to continue and maintain the business relationship between the two companies as it exists as of the date of Closing; provided, however, that this
Section 5.13 shall not be deemed to require either Parent or the Surviving Corporation to conduct business with Aacron with respect to (i) any existing customer of Temroc if Aacron cannot or does not continue to provide services to that customer meeting current standards with respect to that customer, (ii) any new customers of the Surviving Corporation if there is a commercially compelling reason to conduct the business relationship with a third party after Aacron has had an opportunity to bid on the business project with the third party or (iii) any customers of the Surviving Corporation if the business project involves technologies that differ from those currently used by Aacron.

         6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND SUB TO CLOSE.

The obligation of Parent and Sub to close shall, at the option of Parent, be subject to the following conditions:

                  6.1 TEMROC'S FULFILLMENT OF COVENANTS. Temroc shall have fulfilled its covenants, obligations and agreements as set forth in this Agreement insofar as they are required to be fulfilled before the Closing.

                  6.2 TEMROC'S REPRESENTATIONS. The representations of Temroc contained in this Agreement shall continue to be true and correct from the date of this Agreement until and including the date of the Closing.

                  6.3 AUTHORIZATIONS; CONSENTS; LEGAL PROHIBITION.

                  (a) Temroc shall have obtained all governmental or other authorizations, approvals, consents and waivers including the expiration of all waiting periods under the HSR Act and shall have made all filings, the lack of any of which before the Closing, under any applicable law, rule or regulation (i) would render legally impermissible the Merger pursuant to the terms of this Agreement or (ii) would have a material adverse effect on Temroc or the Business.

                  (b) Parent and Sub shall have obtained all governmental or other authorizations, approvals, consents and waivers including the expiration of all waiting periods under the HSR Act and shall have made all filings, the lack of any of which before the Closing, under any applicable law, rule or regulation (i) would render legally impermissible the Merger pursuant to the terms of this Agreement or (ii) would have a material adverse effect on Temroc or the Business.

                  (c) On the date of the Closing, there shall not exist any pending injunction or other order of a court of competent jurisdiction that would make unlawful the consummation of the Merger or the transactions described in this Agreement.

                  6.4 CONSENTS. All consents, waivers, approvals and authorizations required to be obtained by Temroc for the consummation of the transactions described in this Agreement shall have been obtained by Temroc and originally executed copies thereof shall have been provided to Sub.

                  6.5 TERMINATION OF PLANS. Temroc shall have terminated its participation in each employee benefit plan (as defined in ERISA) for which it is not the plan sponsor (as defined in ERISA) and provided Sub with evidence of that termination.

                  6.6 BOARD APPROVAL. The transactions described in this Agreement shall have been approved by the boards of directors of Parent and Sub.

                  6.7 TEMROC APPROVAL. The Merger and other transactions described in this Agreement shall have been approved by the board of directors and shareholders of Temroc in accordance with the Minnesota Act and with Temroc's articles of incorporation and bylaws.

                  6.8 DUE DILIGENCE. Parent shall not have discovered any facts or circumstances during its due diligence inspection of Temroc and the Business that it reasonably believes would have a material adverse effect on Temroc or the Business, or Parent's valuation of or current plans for Temroc or the Business.

                  6.9 UPDATED SCHEDULES. Temroc shall have delivered to Parent an updated SCHEDULE 3.12-A (which shall include a list of all purchase orders and sales orders existing as of the Closing Time), an updated SCHEDULE 3.23-A (which shall include a list of all Inventory in the possession of others) and an updated SCHEDULE 3.24-A (which shall include an aging of accounts receivable of Temroc as of the Closing Time), in each case, to the reasonable satisfaction of Parent.

                  6.10 DOCUMENTS DESCRIBED IN ARTICLE 2. Parent and Sub shall have received all other documents described in Article 2 of this Agreement that are to be delivered to Parent, Sub or other persons.

                  6.11 MERGER DOCUMENTS. The Articles of Merger and the Certificate of Merger shall have been executed and delivered.

                  6.12 CERTIFIED TEMROC CHARTER DOCUMENTS. Parent shall have received from Temroc copies of its articles of incorporation certified by the Secretary of State of Minnesota, a certificate of good standing from the appropriate state authority or authorities of Minnesota and bylaws, certified by Temroc's Secretary or an Assistant Secretary.

                  6.13 TEMROC RESOLUTIONS. Parent shall have received a certificate signed by the Secretary or an Assistant Secretary of Temroc attaching a copy of the resolutions adopted by the board of directors and a copy of the resolutions adopted by the shareholders of Temroc, approving the Merger and certifying that the resolutions were duly adopted and continue to be in effect.

                  6.14 SCHUMER NON-COMPETITION AGREEMENT. Parent shall have received a Non-Competition Agreement signed by Elmer Schumer and Crown Extrusions, Inc., substantially in the form of Exhibit H attached hereto.

                  6.15 DISPOSITION OF PARTNERSHIP INTERESTS AND AACRON CAPITAL STOCK. Temroc shall have sold, distributed or otherwise transferred all of its right, title and interest in and to the Partnerships and the capital stock of Aacron.

                  6.16 EXERCISE OF DISSENTERS' RIGHTS. No shareholder of Temroc shall have duly exercised and not withdrawn such shareholder's dissenters' rights under the Minnesota Law prior to the date of Closing.

                  6.17 ENVIRONMENTAL INSURANCE. Parent shall have obtained a policy of insurance relating to environmental matters in connection with Temroc and any of its current or former affiliates for a period of 10 years, for an amount of at least $10,000,000 and with an aggregate deductible not exceeding $50,000, and otherwise in form and substance satisfactory to Parent.

         7. CONDITIONS PRECEDENT TO TEMROC'S OBLIGATIONS TO CLOSE.

The obligation of Temroc to close shall, at the option of Temroc, be subject to the following conditions:

                  7.1 FULFILLMENT OF COVENANTS OF PARENT AND SUB. Parent and Sub shall each have fulfilled its respective covenants, obligations and agreements as set forth in this Agreement insofar as they are required to be fulfilled before the Closing.

                  7.2 REPRESENTATIONS OF PARENT AND SUB. The representations of Parent and Sub contained in this Agreement shall continue to be true and correct from the date of this Agreement until and including the date of the Closing.

                  7.3 AUTHORIZATIONS; CONSENTS; LEGAL PROHIBITION.

                  (a) Temroc shall have obtained all governmental or other authorizations, approvals, consents and waivers including the expiration of all waiting periods under the HSR Act and shall have made all filings, the lack of any of which before the Closing, under any applicable law, rule or regulation
(i) would render legally impermissible the Merger pursuant to the terms of this Agreement or (ii) would have a material adverse effect on Temroc or the Business.

                  (b) Parent and Sub shall have obtained all governmental or other authorizations, approvals, consents and waivers including the expiration of all waiting periods under the HSR Act and shall have made all filings, the lack of any of which before the Closing, under any applicable law, rule or regulation (i) would render legally impermissible the Merger pursuant to the terms of this Agreement or (ii) would have a material adverse effect on Temroc or the Business.

                  (c) On the date of the Closing, there shall not exist any pending injunction or other order of a court of competent jurisdiction that would make unlawful the consummation of the transactions contemplated by this Agreement.

                  7.4 PAYMENT OF INITIAL PURCHASE PRICE AND DOCUMENTS DESCRIBED IN ARTICLE 2. The Paying Agent shall have received payment of the Merger Consideration. Parent or Sub, as applicable, shall have delivered all other documents described in Article 2 of this Agreement that are to be delivered by Parent or Sub. In addition, Sub shall have funded the escrow account provided for in the Escrow Agreement

                  7.5 PARENT AND SUB'S RESOLUTIONS. Temroc shall have received
(i) a certificate signed by the Secretary or an Assistant Secretary of Sub attaching a copy of the resolutions adopted by Sub's board of directors and a copy of the resolutions adopted by the sole shareholder of Sub, approving the Merger and certifying that the resolutions were duly adopted and continue to be in effect and (ii) a certificate signed by the Secretary or an Assistant Secretary of Parent attaching a copy of the resolutions adopted by Parent's board of directors, approving the Merger and certifying that the resolutions were duly adopted and continue to be in effect.

         8. TERMINATION.

                  8.1 MANNER OF TERMINATION. Subject to the provisions of
Section 8.1, this Agreement may, by written notice given at or prior to the Closing in the manner provided, be terminated and abandoned:

                  (a) BY PARENT OR SUB FOR DEFAULT. By Parent or Sub if a material default or breach shall be made by Temroc with respect to the due and timely performance of any of its covenants and agreements contained in this Agreement, or with respect to the continuing accuracy of any of its representations and warranties contained in this Agreement, and the default has not been waived;

                  (b) BY TEMROC FOR DEFAULT. By Temroc if a material default or breach shall be made by Parent or Sub with respect to the due and timely performance of any of their covenants and agreements contained in this Agreement, or with respect to the continuing accuracy of any of their representations and warranties contained in this Agreement, and the default has not been waived;

                  (c) BY MUTUAL CONSENT. By mutual written consent of Parent, Sub and Temroc; or

                  (d) BY EITHER PARTY AFTER DEADLINE. By any of Parent, Sub or Temroc if the Closing is not completed before the close of business on December 31, 2000, but only if the terminating party's failure to fulfill any obligation under this Agreement in any material respect shall not have been the cause of, or resulted in, the failure of the Closing to occur on or before such date. Provided that, if a request for additional information is received from the U.S. Federal Trade Commission ("FTC") or Department of Justice ("DOJ") pursuant to the HSR Act, such date shall be extended to the 90th day following acknowledgment by the FTC or DOJ, as applicable, that Parent and Temroc have complied with such request, but in any event not later than February 28, 2001;

                  (e) By either Parent or Temroc if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final nonappealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

                  (f) By either Parent or Temroc if, at the Temroc shareholders' meeting, the requisite vote of the shareholders of Temroc for approval and adoption of this Agreement and the Merger is not obtained;

                  (g) By Temroc or Parent prior to the required vote of Temroc's shareholders if (i) the Board of Directors of Temroc has complied with, and continues to comply with, all requirements and procedures of Section 5.10 in all material respects and has authorized, subject to complying with the terms of this Agreement, Temroc to enter into a letter of intent or binding written agreement concerning a transaction that constitutes a Superior Proposal and Temroc notifies Parent in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice, (ii) Parent does not make, within ten (10) business days after receipt of Temroc's written notice of its intention to enter into a letter of intent or binding agreement for a Superior Proposal, any offer that the Board of Directors of Temroc reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the shareholders of Temroc as the Superior Proposal and (iii) upon termination pursuant to this Section 8.1(g), Temroc pays to Parent the fee required by Section 8.2 to be paid to Parent in the manner therein provided.

                  8.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1, all further obligations of Temroc, Parent and Sub shall terminate, except that the obligations set forth in Sections 5.8 and 5.9 shall survive; provided, however, that if this Agreement is terminated by one party pursuant to subsection 8.1 (a) or subsection 8.1(b) above, any aggrieved party's right to pursue all legal remedies for breach of contract or otherwise, including damages relating thereto, shall also survive such termination unimpaired.

In recognition of the time, effort, and expenses expended and incurred by Parent with respect to Temroc and the opportunity that the acquisition of Temroc presents to Parent, if this Agreement is validly terminated pursuant to Section 8.1(g), then in any such event Temroc will pay to Parent upon the termination date in the event of termination pursuant to Section 8.1(g) (by wire transfer of immediately available funds to an account designated by Parent for such purpose), a fee equal to $300,000.

         9. SURVIVAL.

         Except as otherwise herein provided, all representations and warranties of the parties hereto shall survive the Closing hereof and any investigations made by or on behalf of any of the parties hereto for the following periods, after which periods such representations and warranties shall be of no further force or effect unless written notice of a claim with respect to such representation and warranty shall have been given to the party responsible therefor prior to the expiration thereof:

                  (a) The representations and warranties contained in Section
3.21 shall survive, with respect to a particular tax period, until the applicable limitations period shall have barred any assessment of tax deficiencies for such tax period.

                  (b) The representations and warranties contained in Sections
3.17 and 3.18 shall survive with respect to any matter covered thereby, until the applicable limitations period shall have expired with respect to that matter.

                  (c) The representations and warranties contained in Sections
3.1 through 3.5, inclusive, and Sections 4.1 and 4.2 shall survive the Closing for a period of four (4) years.

                  (d) All representations and warranties contained in this Agreement, insofar as they relate to environmental matters and Environmental Laws, including the representations and warranties contained in Section 3.10(c), shall expire at the Closing.

                  (e) All other representations and warranties shall survive the Closing for a period of twelve (12) months.

All covenants of any party hereto which are not fully performed as of the Closing shall survive the Closing.

         10. GENERAL PROVISIONS.

                  10.1 AMENDMENTS. This Agreement may be amended only by a written agreement signed by Parent, Sub and Temroc.

                  10.2 NOTICES. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally or sent by facsimile to the persons identified below, or three days after mailing in the United States mail if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

          (a)      if to Temroc:

                   Temroc Metals, Inc.
                   4375 Willow Drive
                   Hamel, Minnesota  55340
                   Attention: President
                   Fax No. (612) 478-6905

                   with a copies to:

                   Leny Wallen-Friedman
                   Wallen-Friedman Law Offices, P.A.
                   860 Rand Tower
                   527 Marquette Avenue
                   Minneapolis, MN 55402
                   Fax No. (612) 343-4818

                  Ravich, Meyer, Kirkman, McGrath & Nauman
                  4545 IDS Center
                  80 South Eighth Street
                  Minneapolis, MN 55402
                  Attention: Michael F. McGrath
                  Fax No. (612) 332-8302

                  Lindquist & Vennum P.L.L.P.
                  4200 IDS Center
                  80 South Eighth Street
                  Minneapolis, MN 55402
                  Attention: Jeffrey N. Saunders
                  Fax No. (612) 371-3207

         (b)      if to Parent or Sub:

                  Quanex Corporation
                  1900 West Loop South, Suite 1500
                  Houston, Texas 77027
                  Attention: Mr. Terry M. Murphy
                  Fax No. (713) 877-5333

                  with a copy to:

                  Fulbright & Jaworski L.L.P.
                  2200 Ross Avenue, Suite 2800
                  Dallas, Texas 75201
                  Attention: Ms. Harva R. Dockery
                  Fax No. (214) 855-8200

         (c)      if to the Temroc Representative:

                  Elmer Schumer
                  2204 Essex Road
                  Minnetonka, Minnesota  55343

The addresses and numbers may be changed by means of a notice given in the manner provided in this Section 10.2.

                  10.3 WAIVER. No failure of any party to this Agreement to pursue any remedy resulting from a breach of this Agreement shall be construed as a waiver of that breach or as a waiver of any subsequent or other breach. No waiver shall be enforceable against a party unless the waiver is in writing and signed by the party against whom enforcement of such is sought.

                  10.4 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  10.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, Temroc and Sub shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions described in this Agreement are effected to the extent legally possible.

                  10.6 ENTIRE AGREEMENT; SCHEDULES. This Agreement, the Exhibits attached to this Agreement and the Schedules identified in and delivered pursuant to this Agreement constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter of this Agreement. The schedules identified in this Agreement have been delivered to Parent, Sub and Temroc separate from this Agreement; those schedules, however, shall constitute a part of this Agreement and are incorporated by reference into this Agreement.

                  10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AS TO ALL MATTERS BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA, EXCLUDING ANY OTHER LAWS THAT MIGHT APPLY PURSUANT TO ITS CONFLICT OF LAWS RULES. THIS AGREEMENT IS PERFORMABLE IN MINNEAPOLIS, HENNEPIN COUNTY, MINNESOTA. EXCLUSIVE VENUE FOR ANY DISPUTE ARISING WITH RESPECT TO THIS AGREEMENT SHALL BE MINNEAPOLIS, MINNESOTA. THE PARTIES ACCEPT THE EXCLUSIVE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION IN MINNEAPOLIS, MINNESOTA, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE TERMS OF THIS AGREEMENT BROUGHT IN A COURT OF COMPETENT JURISDICTION IN MINNEAPOLIS, MINNESOTA, AND WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  10.8 COUNTERPARTS. This Agreement and all agreements executed and delivered pursuant to this Agreement may be executed in one or more separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  10.9 NO THIRD-PARTY BENEFICIARIES. Other than the shareholders of Temroc, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person who is not a party to this Agreement.

                  10.10 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES

THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS IN WHICH TEMROC, PARENT OR SUB IS A PARTY, WHETHER OR NOT THOSE ACTIONS OR PROCEEDINGS ARISE OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONJUNCTION WITH THIS AGREEMENT. THE WAIVERS CONTAINED IN THIS SECTION 10.10 HAVE BEEN VOLUNTARILY GIVEN, WITH FULL KNOWLEDGE OF THEIR CONSEQUENCES.

                  10.11 CONSTRUCTION. Unless the context otherwise requires, (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to articles, sections, exhibits and schedules refer to articles and sections of, or exhibits and schedules to, this Agreement; and (c) "including" means "including without limitation".

                  10.12 KNOWLEDGE. For purposes of this Agreement, any reference to "the knowledge of," "the best knowledge of," "known" or other similar term of Temroc, when modifying any representation, warranty, covenant or agreement made by Temroc, shall mean that none of the executive officers or directors of Temroc listed on SCHEDULE 3.17 has any actual knowledge of a matter or of any information that after reasonable investigation or inquiry reasonably could be expected to result in knowledge of a matter.

         IN WITNESS WHEREOF, Parent, Sub and Temroc have caused this Agreement to be executed on the day and year first above written.



                                   QUANEX CORPORATION,
                                   a Delaware corporation


                                   By:      /s/
                                      ------------------------------------------
                                   Name:    Terry M. Murphy
                                        ----------------------------------------
                                   Title:   Vice President-Finance & CFO
                                         ---------------------------------------


                                   QUANEX FIVE, INC.,
                                   a Delaware corporation


                                   By:      /s/
                                      ------------------------------------------
                                   Name:    Terry M. Murphy
                                        ----------------------------------------
                                   Title:   Vice President
                                         ---------------------------------------


                                   TEMROC METALS, INC.,
                                   a Minnesota corporation


                                   By:      /s/
                                      ------------------------------------------
                                   Name:    Elmer Schumer
                                        ----------------------------------------
                                   Title:   President
                                         ---------------------------------------

                                                           Exhibit A to
                                                    Agreement and Plan of Merger



                              CERTIFICATE OF MERGER

                                     Merging

                                QUANEX FIVE, INC.
                             a Delaware corporation,

                                      Into

                              TEMROC METALS, INC.,
                             a Minnesota corporation

         Pursuant to the provisions of Section 252(c) of the General Corporation Law of the State of Delaware (the "DGCL"), the undersigned corporation submits the following Certificate of Merger for the purpose of effecting a merger under the DGCL.

         1. The name and state of incorporation of each of the constituent corporations are as follows:


             Name of Corporation                State of Incorporation
             -------------------                ----------------------
              Quanex Five, Inc.                        Delaware

             Temroc Metals, Inc.                       Minnesota

         2. An Agreement and Plan of Merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the DGCL and Section ___ of the Minnesota Business Corporation Act.

         3. The name of the surviving corporation is "Temroc Metals, Inc.", a Minnesota corporation.

         4. The articles of incorporation of the surviving corporation shall be in the form attached hereto as Exhibit A.

         5. The executed Merger Agreement is on file at the principal place of business of the surviving corporation, located at 4375 Willow Drive, Hamel, Minnesota 55340.

         6. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         7. The surviving corporation agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of any constituent corporation of the State of Delaware, as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to Section 262 of the DGCL, and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings. Copies of any such documents regarding service of process should be mailed to the surviving corporation at 4375 Willow Drive, Hamel, Minnesota 55340.

         Dated as of the ____ day of ____________, 2000.

                                            TEMROC METALS, INC.,
                                            a Minnesota corporation



                                            ------------------------------------
                                                     [Name]
                                                     [Title]

                                                                       EXHIBIT A

                                                            Exhibit B to
                                                    Agreement and Plan of Merger

                               ARTICLES OF MERGER
                                     MERGING
                                QUANEX FIVE, INC.
                                      INTO
                               TEMROC METALS, INC.


         Pursuant to the provisions of Minnesota Statutes, Section 302A.651, the undersigned officers of TEMROC METALS, INC., a Minnesota corporation (the "Surviving Corporation"), and QUANEX FIVE, INC., a Delaware corporation (the "Merged Corporation"), hereby certify that:

         (a) attached hereto as Exhibit A is a true and correct copy of the Plan and Agreement of Merger (the "Plan of Merger") merging the Merged Corporation into the Surviving Corporation;

         (b) the Plan of Merger has been approved by a vote of the shareholders of the Surviving Corporation pursuant to Section 302A.613, Subd. 2 of the Minnesota Business Corporation Act by unanimous writing in lieu of a meeting of the shareholders; and

         (c) the Plan of Merger is permitted by the laws of Delaware and has been approved by the shareholders of the Merged Corporation in accordance with the provisions of the laws of Delaware.

         (d) the Articles of Incorporation of the Surviving Corporation shall be the Amended and Restated Articles of Incorporation attached hereto as Exhibit B.

         (e) these Articles of Merger, and the Plan of Merger and Amended and Restated Articles of Incorporation attached hereto, shall be effective as of _______________, 2000.

                                              QUANEX FIVE, INC.


                                              By
                                                --------------------------------
                                                  Its
                                                     ---------------------------


                                              TEMROC METALS, INC.


                                              By
                                                --------------------------------
                                                   Its
                                                      --------------------------

                                                 Exhibit A to Articles of Merger


                          PLAN AND AGREEMENT OF MERGER
                                     MERGING
                                  QUANEX, INC.
                            (a Delaware corporation)
                                      INTO
                               TEMROC METALS, INC.
                            (a Minnesota corporation)


         This Plan of Merger, dated as of _____________, 2000, is made and entered into by and between TEMROC METALS, INC., a Minnesota corporation (the "Surviving Corporation"), and QUANEX FIVE, INC., a Delaware corporation (the "Merged Corporation").

                                   WITNESSETH:

         WHEREAS, the Board of Directors and shareholders of each of said corporations deem it advisable for their corporation to enter into this Plan of Merger pursuant to Sections 302A.601 et. seq. of the Minnesota Business Corporation Act and Section 252 of the General Corporation Law of the State of Delaware.

         NOW, THEREFORE, it is hereby agreed by and between the parties that effective as of ______________, 2000, (the "Effective Date") the Merged Corporation shall be merged into the Surviving Corporation according to the following terms and conditions:

         1. Effective as of the Effective Date, the Merged Corporation is hereby merged into the Surviving Corporation, and the name of the continuing corporation shall be Temroc Metals, Inc.

         2. Upon the Effective Date, each share of Class A Common Stock, $.10 par value, of the Surviving Corporation which is outstanding immediately prior to the Effective Date shall automatically be converted into the right to receive $291.99 in cash merger consideration, and each share of Class B Common Stock, $.10 par value, shall automatically be converted into the right to receive $538.90 in cash merger consideration, in each case plus certain closing adjustments. Each share of the issued and outstanding common stock, $.01 par value, of the Merged Corporation shall remain outstanding immediately after the Effective Date and constitute one share of common stock, $.01 par value, of the Surviving Corporation.

         3. Upon the Effective Date, the merger shall have the effects set forth in Section 259 of the General Corporation Law of the State of Delaware and
Section 302A.641 of the Minnesota Business Corporations Act.

         4. The Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Amended and Restated Articles of Incorporation being adopted pursuant to the Articles of Merger filed in connection herewith, and the Bylaws shall be the Amended Bylaws being adopted in connection herewith, each effective as of the Effective Date.

         5. The officers and Directors of the Merged Corporation immediately prior to the Effective Date shall continue to be the officers and Directors of the Surviving Corporation immediately after the merger, until the next election of the Board of Directors and officers of the Surviving Corporation or as required by the Surviving Corporation's Amended and Restated Articles of Incorporation and Bylaws.

         6. This Plan and Agreement of Merger may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all such counterparts shall constitute one and the same Plan and Agreement of Merger.

         7. This Agreement shall be governed by the laws of the State of Minnesota excluding the conflicts of law provisions thereof.

         IN WITNESS WHEREOF, each of the parties hereto have executed this Plan and Agreement of Merger the day and year first above mentioned.


                                    QUANEX FIVE, INC., a Delaware corporation

                                    By
                                      -----------------------------------------
                                          Its
                                             ----------------------------------


                                    TEMROC METALS, INC., a Minnesota corporation

                                    By
                                      -----------------------------------------
                                          Its
                                             ----------------------------------


         This Agreement has been approved and adopted by a majority of the outstanding voting stock of the Merged Corporation entitled to vote thereon.



                                              __________________________________
                                              _______________________, Secretary
                                              of Merged Corporation

                                                 Exhibit B to Articles of Merger

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                             OF TEMROC METALS, INC.

         The undersigned being the Secretary of TEMROC METALS, INC., a Minnesota Corporation, does hereby certify that the foregoing articles were duly adopted by the pursuant to all requirements of the Minnesota Business Corporations Act, Chapter 302A of the Minnesota Statutes:

                                    ARTICLE I

         The name of the Corporation shall be Temroc Metals, Inc.

                                   ARTICLE II

         The address of the Corporation's registered office in this state shall be 4375 Willow Drive, Hamel, Minnesota, 55340.

                                   ARTICLE III

                  The total number of shares of stock that the Corporation shall have authority to issue is Ten Thousand (10,000) shares of Common Stock, of the par value of $.01 per share.

                                   ARTICLE IV

         The Board of Directors shall have the authority to designate more than one class or series of shares of the Corporation, which shall have the relative rights and preferences, with such designations, as the Board of Directors by resolution may provide.

                                    Article V

         Except as may be otherwise provided by the Board of Directors in a resolution establishing a class or series of the shares of the Corporation, shareholders shall have no preemptive rights.

                                   ARTICLE VI

         There shall be no cumulative voting by shareholders for the election of directors.

                                   ARTICLE VII

         Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

                                  ARTICLE VIII

         A director of the Corporation shall not personally be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the Corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or improper repurchase of the Corporation's stock under Section 559 of the Minnesota Business Corporation Act (Minnesota Statutes, Chapter 302A) or sale of unregistered securities or securities fraud under Section 23 of the Minnesota Securities Act (Minnesota Statutes, Chapter 80A) or; (iv) liability for any transaction from which the director derived an improper personal benefit. If Chapter 302A, the Minnesota Business Corporation Act, hereafter is amended to authorize the further elimination or limitation of liability of directors, the liability of a director of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such amendment. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.


         IN WITNESS WHEREOF, these Articles have been executed as of this ______ day of ________________, 2000



                                                  ______________________________
                                                  ___________________, Secretary

                                                            Exhibit C to
                                                    Agreement and Plan of Merger


                                 AMENDED BYLAWS

                                       OF

                               TEMROC METALS, INC.

                          Adopted on ___________, 2000

                                    ARTICLE I

                                     OFFICES

         SECTION 1.01. Registered Office. The registered office of the corporation in the State of Minnesota shall be 4375 Willow Drive, Hamel, Minnesota, 55340.

         SECTION 1.02. Other Offices. The corporation may also have offices at such other places both within and without the State of Minnesota as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 2.01. Place of Meeting. All meetings of shareholders for the election of directors shall be held at such place, either within or without the State of Minnesota, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         SECTION 2.02. Annual Meeting. The annual meeting of shareholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         SECTION 2.03. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

         SECTION 2.04. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or by the President of the corporation or by the Board of Directors or by written order of a majority of the directors and shall be called by the President or the Secretary at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purposes of the proposed meeting. The Chairman of the Board or the President of the corporation or directors so calling, or the shareholders so requesting, any such meeting shall fix the time and any place, either within or without the State of Minnesota, as the place for holding such meeting.

         SECTION 2.05. Notice of Meeting. Written notice of the annual, and each special meeting of shareholders, stating the time, place, and purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat, not less than 10 nor more than 60 days before the meeting.

         SECTION 2.06. Quorum. The holders of a majority of the shares of the corporation's capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. Notwithstanding the other provisions of the Articles of Incorporation or these bylaws, the holders of a majority of the shares of the corporation's capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 2.07. Voting. When a quorum is present at any meeting of the shareholders, the vote of the holders of a majority of the shares of the corporation's capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Articles of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

         SECTION 2.08. Consent of Shareholders. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the meeting and vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

         SECTION 2.09. Voting of Stock of Certain Holders. Shares of the corporation's capital stock standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A shareholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

         SECTION 2.10. Authorized, but Unissued Stock. The corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares of the corporation's capital stock.

         SECTION 2.11. Fixing Record Date. The Board of Directors may fix in advance a date, which shall not be more than 60 days nor less than 10 days preceding the date of any meeting of shareholders, nor more than 60 days preceding the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 3.01. Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

         SECTION 3.02. Number, Election and Term. The number of directors that shall constitute the whole Board of Directors shall be not less than one. Such number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of shareholders, except as provided in Section 3.03, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of Minnesota or shareholders of the corporation.

         SECTION 3.03. Vacancies, Additional Directors, and Removal From Office. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next election and until his successor shall be duly elected and shall qualify, unless sooner displaced. Any director may be removed either for or without cause at any special meeting of shareholders duly called and held for such purpose.

         SECTION 3.04. Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without other notice than this bylaw, at the place of, and immediately following, the annual meeting of shareholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Minnesota, without other notice than such resolution.

         SECTION 3.05. Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board of Directors or by the President of the corporation and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Minnesota, as the place for holding such meeting.

         SECTION 3.06. Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

         SECTION 3.07. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 3.08. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

         SECTION 3.09. Compensation. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the shareholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                             COMMITTEES OF DIRECTORS

         SECTION 4.01. Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two or more of the directors of the corporation. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution. The committee may authorize the seal of the corporation to be affixed to all papers that may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

         SECTION 4.02. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

         SECTION 4.03. Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

                                    ARTICLE V

                                     NOTICE

         SECTION 5.01. Methods of Giving Notice. Whenever under the provisions of applicable statutes, the Articles of Incorporation or these bylaws, notice is required to be given to any director, member of any committee, or shareholder, such notice shall be in writing and delivered personally or mailed to such director, member, or shareholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone or telegram. If mailed, notice to a director, member of a committee, or shareholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a shareholder, to the shareholder at the shareholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.

         SECTION 5.02. Waiver. Whenever any notice is required to be given under the provisions of an applicable statute, the Articles of Incorporation, or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, or attendance at any meeting, shall be deemed equivalent thereto.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 6.01. Officers. The officers of the corporation shall be a Chairman of the Board and a Vice Chairman of the Board (if such offices are created by the Board), a President, who shall also be designated the Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary and a Treasurer. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, in each case as the Board of Directors shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these bylaws or by any act of the corporation to be executed, acknowledged, verified, or countersigned by two or more officers. The Chairman and Vice Chairman of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a shareholder of the corporation.

         SECTION 6.02. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of shareholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman.

         SECTION 6.03. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 6.04. Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 6.05. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

         SECTION 6.06. Chairman of the Board. The Chairman of the Board (if such office is created by the Board) shall preside at all meetings of the Board of Directors or of the shareholders of the corporation. The Chairman shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee.

         SECTION 6.07. Vice Chairman of the Board. The Vice Chairman of the Board (if such office is created by the Board) shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The Vice Chairman shall perform such other duties as from time to time may be prescribed by the Board of Directors or the Executive Committee or assigned by the Chairman of the Board.

         SECTION 6.08. President and Chief Executive Officer. The President shall be the Chief Executive Officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. In the absence of the Chairman of the Board or the Vice Chairman of the Board (if such offices are created by the Board), the President shall preside at all meetings of the Board of Directors and of the shareholders. He may also preside at any such meeting attended by the Chairman or Vice Chairman of the Board if he is so designated by the Chairman, or in the Chairman's absence by the Vice Chairman. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation. He may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the shareholders, the Board of Directors, or the Executive Committee from time to time.

         SECTION 6.9. Chief Financial Officer. The Chief Financial Officer, who may also be the President and Chief Financial Officer, shall prepare and maintain accurate financial records for the corporation and, together with the Treasurer, shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Section
7.03 of these bylaws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the shareholders, and at such other times as may be required by the Board of Directors, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and (d) in general, perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

         SECTION 6.10. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Board of Directors or the Executive Committee.

         SECTION 6.11. Secretary. The Secretary shall (a) keep the minutes of the meetings of the shareholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep or cause to be kept a register of the post office address of each shareholder which shall be furnished by such shareholder; (e) sign with the President, or an Executive Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

         SECTION 6.12. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Section
7.03 of these bylaws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the shareholders, and at such other times as may be required by the Board of Directors, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

         SECTION 6.13 Assistant Secretary and Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Board of Directors, or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                                   ARTICLE VII

                         CONTRACTS, CHECKS AND DEPOSITS

         SECTION 7.01. Contracts. Subject to the provisions of Section 6.01, the Board of Directors may authorize any officer, officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 7.02. Checks. All checks, demands, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

         SECTION 7.03. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                  ARTICLE VIII

                              CERTIFICATES OF STOCK

         SECTION 8.01. Issuance. Each shareholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of capital stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. If any certificate is countersigned (1) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each shareholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

         SECTION 8.02. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require (1) the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require, (2) such owner to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed, or (3) both.

         SECTION 8.03. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the Transfer Agent.

         SECTION 8.04. Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of the corporation's capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Minnesota.

                                   ARTICLE IX

                                    DIVIDENDS

         SECTION 9.01. Declaration. Dividends with respect to the shares of the corporation's capital stock, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

         SECTION 9.02. Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X

                                 INDEMNIFICATION

         SECTION 10.01. Third Party Actions. The corporation shall indemnify any director or officer of the corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 10.02. Actions by or in the Right of the Corporation. The corporation shall indemnify any director or officer and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         SECTION 10.03. Mandatory Indemnification. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 10.01 and 10.02, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 10.04. Determination of Conduct. The determination that a director, officer, employee, or agent has met the applicable standard of conduct set forth in Sections 10.01 and 10.02 (unless indemnification is ordered by a court) shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

         SECTION 10.05. Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article X.

         SECTION 10.06. Indemnity Not Exclusive. The indemnification and advancement of expenses provided or granted hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, any other bylaw, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         SECTION 10.07. Definitions. For purposes of this Article X:

         (a) "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

         (b) "other enterprises" shall include employee benefit plans;

         (c) "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan;

         (d) "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and

         (e) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this
     Article X.

         SECTION 10.08. Continuation of Indemnity. The indemnification and advancement of expenses provided or granted hereunder shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.01. Seal. The corporate seal, if one is authorized by the Board of Directors, shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Minnesota." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         SECTION 11.02. Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Minnesota at the offices of the corporation, or at such other place or places as may be designated from time to time by the Board of Directors.

                                   ARTICLE XII

                                    AMENDMENT

         These bylaws may be altered, amended, or repealed (i) by a vote of the shareholders as provided in Section 2.07 or 2.08 hereof, or (ii) unless shareholder approval is otherwise required pursuant to Minnesota law, by a majority of the number of directors then constituting the Board of Directors at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment, or repeal be contained in the notice of such special meeting.

                                                            Exhibit D to
                                                    Agreement and Plan of Merger

                                ESCROW AGREEMENT

         This Escrow Agreement (the "Escrow Agreement"), dated as of _________________, 2000, among Quanex Corporation, a Delaware corporation ("Quanex"), Temroc Metals, Inc., a Minnesota corporation (the "Surviving Corporation"), Elmer Schumer, as representative for the former shareholders of Temroc Metals, Inc. (the "Shareholder Representative"), and Associated Bank Minnesota, a Minnesota state banking association (the "Escrow Agent");

                                   WITNESSETH:

         WHEREAS, Quanex, Quanex Five, Inc., a Delaware corporation ("Sub") and Temroc Metals, Inc., a Minnesota corporation ("Temroc") have entered into an Agreement and Plan of Merger dated October 23, 2000 (the "Merger Agreement"), pursuant to which Sub will merge with and into Temroc, with Temroc surviving as a wholly owned subsidiary of Quanex (the "Surviving Corporation");

         WHEREAS, the Merger Agreement provides that Sub is to pay $900,000 as Additional Escrow Consideration to be placed in escrow;

         WHEREAS, Quanex, the Surviving Corporation and the Shareholder Representative, on behalf of the former shareholders of Temroc and who are listed on Exhibit A (the "Shareholders"), desire to enter into this Escrow Agreement to create the escrow required by the Merger Agreement; and

         WHEREAS, Quanex and Sub have requested the Escrow Agent to act as the escrow agent under this Escrow Agreement, and the Escrow Agent has agreed to do so.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties to this Escrow Agreement agree as follows:

         1. Effective Time. This Escrow Agreement shall be effective as of the Effective Time of the Merger.

         2. Appointment of Escrow Agent. Quanex, the Surviving Corporation and Shareholder Representative appoint Associated Bank Minnesota as the Escrow Agent for the purposes set forth in this Escrow Agreement, and the Escrow Agent accepts the appointment under the terms of this Escrow Agreement.

         3. Deposit of Escrow Fund. For the purposes set forth in this Escrow Agreement, Sub is depositing or has deposited with the Escrow Agent $900,000 in cash or immediately available funds (the "Escrow Fund"). The Escrow Agent shall hold, invest, reinvest and disburse the Escrow Fund in accordance with the terms of this Escrow Agreement. The Escrow Fund shall be under the sole and exclusive dominion and control of the Escrow Agent, and neither Quanex, the Surviving Corporation nor the Shareholder Representative shall have any right with respect to the Escrow Fund except as set forth in this Escrow Agreement.

         4. Satisfaction of Claims with Escrow Fund.

                  (a) DISTRIBUTIONS TO PAY CLAIMS. At all times during the term of this Escrow Agreement, the Escrow Fund will be retained by the Escrow Agent and shall be distributed at any time, or from time to time, for the purpose of paying any and all Claims (as defined below) pursuant to the terms of this Escrow Agreement.

                  (b) THE ESCROW FUND. During the term hereof the Escrow Fund shall be distributed at any time, or from time to time, for the purpose of paying (1) any Adjustment Amount owed to Quanex or the Surviving Corporation pursuant to Section 1.9 of the Merger Agreement, (2) any and all claims, losses, costs, damages (whether actual, punitive or consequential and including strict liability claims) or expenses of any kind or nature whatsoever, whether or not the result of a third-party claim and including diminution in value, court costs, attorneys' fees and expenses and consultants' fees and expenses (each, a "Loss") that Quanex, the Surviving Corporation or any of their officers, directors, employees, agents or affiliates (each, a "Quanex Indemnified Party") shall suffer or incur arising out of or in connection with any breach of the representations, warranties, covenants and agreements contained in the Merger Agreement or in any document signed by Temroc referred to in Article 2 of the Merger Agreement which was delivered by Temroc for the benefit of Quanex or the Surviving Corporation (excluding the representations and warranties described in Section 9(d), which expired at the Closing) (each a "Claim" and collectively, the "Claims"), (3) any Loss that a Quanex Indemnified Party shall suffer or incur arising out of the tax treatment, for federal and state law purposes, of the sale, distribution or other transfer by Temroc of the stock of Aacron, Inc. ("Aacron") and Temroc's interests in the Medina Parks, Highway 55 and 18 and JGM Energy Investments - Mon. Dak. -- 1981-3 Drilling Fund partnerships (the "Partnerships") in accordance with the Merger Agreement, and (4) any Loss that a Quanex Indemnified Party shall suffer or incur arising out of any liability or obligation of Aacron or any of the Partnerships.

                  (c) DEFINITION AND SCOPE OF CLAIMS. A Claim shall include all reasonable expenses, disbursements and advances, including reasonable attorneys' fees, expenses and disbursements, incurred or made in the investigation, defense or administration of a Claim by Quanex or the Surviving Corporation. Notwithstanding anything contained in this Escrow Agreement to the contrary, there shall be no obligation under this Agreement for indemnification or the satisfaction of a Claim unless and until the aggregate amount of all Claims exceeds $50,000, and then only for the amount of Claims in excess of $50,000.

                  (d) NOTICE AND PAYMENT OF CLAIMS. From time to time in accordance with the terms of this Escrow Agreement, a Quanex Indemnified Party may give written notice (the "Notice") of a Claim, including a description of the nature and amount of the Adjustment Amount, Loss or other obligation for which payment is requested, to the Shareholder Representative. A copy of the Notice shall be contemporaneously provided to the Escrow Agent and, if the Quanex Indemnified Party is a person other than Quanex, to Quanex. The Shareholder Representative shall have a period of 15 days from the date of receipt of the Notice in which the Shareholder Representative may make Quanex, the Surviving Corporation and the Escrow Agent aware of, and attempt to settle, any dispute the Shareholder Representative may have regarding the Claim. If the Shareholder Representative has not notified Quanex and the Surviving Corporation of any such dispute within that 15-day period, then Quanex shall so notify the Escrow Agent and the Escrow Agent shall immediately disburse the amount of the Claim to Quanex. If the Shareholder Representative has notified Quanex and the Surviving Corporation of any such dispute within that 15-day period, then the Shareholder Representative, Quanex and the Surviving Corporation shall instruct the Escrow Agent to pay Quanex immediately any amount of the Claim that is not in dispute. If Quanex believes it is entitled to additional funds beyond the agreed upon amount, then Quanex shall commence an arbitration proceeding within ten business days of receipt of the objection to the distribution. Unless otherwise agreed to by all parties, the arbitration shall be conducted according to the AAA Commercial Arbitration Rules and a hearing must be held within 45 days of the filing by Quanex. Quanex shall notify AAA that a decision must be issued within 21 days of the conclusion of the hearing. The arbitration shall be instituted to determine only the matter in dispute. The Shareholder Representative shall cooperate fully with AAA and Quanex in causing the decision to be issued on a timely basis. If there has been no determination of the dispute within the period described above and the failure to obtain a determination is due to any actions or inactions of the Shareholder Representative, then (a) Quanex shall notify the Escrow Agent and the Escrow Agent by submission of a sworn statement providing the amount to be distributed and the facts and circumstances warranting distribution of the requested funds and the Escrow Agent shall immediately disburse the disputed amount of the Claim to Quanex, (b) the Shareholder Representative, Quanex and the Surviving Corporation shall continue to resolve the dispute through the arbitration process, and (c) to the extent that the arbitration decision is not in favor of Quanex and the Surviving Corporation, Quanex shall repay to the Escrow Agent the difference between the amount paid to Quanex under the foregoing clause (a) and the amount to which Quanex is entitled under the arbitration decision.

         5. Investment of Escrow Fund.

                  (a) MEANS OF INVESTING. The Escrow Fund shall be invested by the Escrow Agent in such investments as the Escrow Agent and the Shareholder Representative shall agree upon from time to time. The foregoing notwithstanding, such investments shall be in savings deposits, certificates of deposit or government obligations.

                  (b) ALLOCATION OF INCOME. All income earned on the Escrow Fund (the "Escrow Income") shall be paid in accordance with Section 6(c).

         6. Payment of Escrow Fund Amounts.

                  (a) PAYMENTS. If the amount in the Escrow Fund (excluding Escrow Income) on an Applicable Date (as defined below) exceeds the sum of the related Applicable Balance (as defined below) and the amount of any unpaid Claims as of the Applicable Date, then the Escrow

Agent shall pay and distribute to the Shareholders (or cause the Paying Agent to do so pursuant to the Paying Agent Agreement) the amount of that excess, unless on or before the Applicable Date Quanex has given notice to the Shareholder Representative and the Escrow Agent that Quanex is aware of a Claim with respect to which it is unable to specify the amount of damages, in which case the Escrow Agent shall make no payments to the Shareholders with respect to the Applicable Date. For purposes of this Section 6(a), the "Applicable Dates" and the related "Applicable Balances" are as follows:

                    Applicable Date                         Applicable Balance

        ________, 2001 [one year after Closing]                  $800,000

       ________, 2002 [two years after Closing]                  $534,000

      ________, 2003 [three years after Closing]                 $268,000

On the fourth anniversary of the Closing (the "Termination Date"), the Escrow Agent shall pay and distribute the remaining principal balance of the Escrow Fund as of that date to the Shareholders unless (i) any Claims are then pending, in which case the Escrow Agent shall retain in the Escrow Fund an amount equal to the aggregate amount of those Claims and pay the balance, if any, to the Shareholders or (ii) Quanex has given notice to the Shareholder Representative and the Escrow Agent of any other Claim a Quanex Indemnified Party may have under this Escrow Agreement with respect to which it is unable to specify the amount of damages, in which case the entire amount of the Escrow Fund (excluding Escrow Income) as of that date shall be retained by the Escrow Agent. Balances retained in the Escrow Fund under clause (i) or (ii) of the immediately preceding sentence shall not be distributed until the Escrow Agent receives written instructions of Quanex and the Shareholder Representative, but in no event shall any balance be retained in the Escrow Fund one year after the Termination Date, regardless of whether any actual or potential Claim has been resolved. Any of the Escrow Fund remaining after the resolution of all Claims, including all matters relating to those Claims and counterclaims and other claims arising out of those matters, described in clauses (i) and (ii) shall be promptly distributed by the Escrow Agent to the Shareholders.

                  (b) ALLOCATION OF PAYMENTS AMONG SHAREHOLDERS. All distributions to the Shareholders under this Escrow Agreement, including distributions under Section 6(a), shall be made pro rata according to the percentages set forth on Exhibit A.

                  (c) DISTRIBUTION OF INTEREST. During the period of any dispute under Section 4(b), all interest earned on that part of the Escrow Fund which is in dispute and which is ultimately determined to be payable to Quanex shall be paid to Quanex concurrently with the payment of those funds to Quanex. Subject to the foregoing sentence, the Shareholder Representative may request that the Escrow Agent distribute to him all or a portion of any accrued interest held in the Escrow Fund to pay the reasonable legal fees and expenses incurred by him in connection with any dispute or defense of claims that he may undertake pursuant to the terms of this Agreement. Except for interest on the Escrow Fund payable in accordance with the foregoing two sentences, all other interest earned on the Escrow Fund shall be paid to the Shareholders on the Termination Date.

         7. Shareholder Representative. The Shareholders have irrevocably made, constituted and appointed the Shareholder Representative as their agent and true and lawful attorney-in-fact, for such person and in such person's name, (i) to execute and deliver to the Buyer on behalf of all the Shareholders this Escrow Agreement, and to take all other actions on behalf of all such Shareholders which the Shareholder Representative deems appropriate in his discretion in connection with this Escrow Agreement as effectively as such person could act for himself, herself or itself, (ii) to receive all claim notices and all of the notices and communications directed to such person under this Escrow Agreement and to take any action (or to determine to take no action) with respect thereto as the Shareholder Representative may deem appropriate in his discretion as effectively as such person could act for himself, herself or itself, including, without limitation, the settlement or compromise of any dispute relating to the Escrow Agreement or the Escrow Fund, or any other dispute or controversy relating to this Escrow Agreement, and (iii) to execute and deliver all instruments and documents of every kind incident to the foregoing to all intents and purposes and with the same effect as such person could do personally, and each Shareholder has ratified and confirms as his, her or its own act, all that the Shareholder Representative shall do or cause to be done pursuant to the provisions hereof. Each Shareholder has further agreed to indemnify the Shareholder Representative and to hold the Shareholder Representative harmless against any loss, liability, cost or expense suffered or incurred without negligent conduct or bad faith on the part of the Shareholder Representative and arising out of or in connection with his duties as Shareholder Representative, including the costs and expenses incurred by such Shareholder Representative in defending against any claim of liability in connection herewith. The Shareholder Representative is specifically authorized to reimburse himself for any and all such loss, liability, cost or expense suffered or incurred without negligent conduct or bad faith on the part of the Shareholder Representative out of any portion of the Escrow Fund that becomes actually and finally payable and distributable to Shareholders in accordance with the provisions of Section 6(a), 6(b) or 6(c) before such funds are disbursed or distributed to any of the Shareholders.

         8. Rights and Duties of the Escrow Agent.

                  (a) GENERAL SCOPE AND LIMITATIONS. The duties of the Escrow Agent under this Escrow Agreement shall be limited to the observance of the provisions of this Escrow Agreement. The Escrow Agent will not be subject to, or be obliged to recognize, any other agreement between Quanex, the Surviving Corporation and the Shareholder Representative. The Escrow Agent shall not make any payment or disbursement from or out of the Escrow Fund that is not authorized pursuant to this Escrow Agreement. The Escrow Agent may rely on and act based on any instrument received by it pursuant to the provisions of this Escrow Agreement that it reasonably believes to be genuine and in conformity with the requirements of this Escrow Agreement. The Escrow Agent will not be liable for any error of judgment for any act done or any step taken by it in good faith in compliance with the provisions of this Escrow Agreement, for any mistake of fact or law or for anything that it might do or refrain from doing in complying with this Escrow Agreement, except to the extent those actions shall be proved to constitute gross negligence or willful misconduct on the part of the Escrow Agent.

                  (b) INDEMNIFICATION OF THE ESCROW AGENT. Quanex, the Surviving Corporation and the Shareholder Representative shall jointly and severally indemnify and hold harmless the Escrow Agent from and against any and all losses, costs, damages and expenses (including reasonable attorneys' fees) it may sustain by reason of its services as Escrow Agent under this Escrow Agreement, except those losses, costs, damages and expenses (including without limitation reasonable attorneys' fees) incurred by reason of those acts or omissions for which the Escrow Agent is liable or responsible under the last sentence of Section 8(a).

                  (c) RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign from its duties under this Escrow Agreement by giving Quanex, the Surviving Corporation and the Shareholder Representative not less than 30 days' prior written notice of the effective date of its resignation (which effective date shall be at least 30 days after the date the notice is given). If on or before the effective date of the resignation, the Escrow Agent has not received written instructions from the Surviving Corporation and the Shareholder Representative regarding the transfer of the Escrow Fund to a substitute escrow agent, it may institute a bill of interpleader and deposit the Escrow Fund with the registry of a court of competent jurisdiction. The parties intend that a substitute Escrow Agent will be appointed to fulfill the duties of the Escrow Agent under this Escrow Agreement for the remaining term of this Escrow Agreement if the Escrow Agent resigns.

                  (d) CONSULTATION WITH LEGAL COUNSEL. The Escrow Agent may consult with its counsel or other counsel satisfactory to it in respect of any question relating to its duties or responsibilities under this Escrow Agreement and shall not be liable for any action taken, suffered or omitted by the Escrow Agent in good faith on the advice of that counsel. The Escrow Agent may act through its officers, employees, agents and attorneys.

         9. Fees and Expenses of the Escrow Agent. All fees of the Escrow Agent for its services under this Escrow Agreement, together with any expenses reasonably incurred by the Escrow Agent in connection with this Escrow Agreement, shall be split, fifty percent (50%) being paid by Quanex and fifty percent (50%) being paid from the Escrow Fund. The Escrow Agent's current fee schedule is $800 on the execution and delivery of this Agreement and $800 annually thereafter.

         10. Notices. All notices, requests, demands and other communications made in connection with this Escrow Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally or sent by facsimile to the persons identified below, or three days after mailing in the United States mail if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                  (a) if to Quanex or the Surviving Corporation: c/o Quanex Corporation
                           1900 West Loop South, Suite 1500
                           Houston, Texas 77027
                           Attention: Mr. Terry M. Murphy
                           Fax No. (713) 877-5333

                           with a copy to:

                           Fulbright & Jaworski L.L.P.
                           2200 Ross Avenue, Suite 2800
                           Dallas, Texas 75201
                           Attention: Ms. Harva R. Dockery
                           Fax No. (214) 855-8200

                  (b)      if to the Shareholder Representative:

                           Elmer Schumer
                           2204 Essex Road
                           Minnetonka, Minnesota 55343

                           with a copy to:

                           Wallen-Friedman Law Office
                           860 Rand Tower
                           527 Marquette Avenue
                           Minneapolis, Minnesota 55402
                           Attention: Mr. Leny Wallen-Friedman
                           Fax No. (612) 343-4818

                  (c)      If to the Escrow Agent:

                           Associated Bank Minnesota
                           740 Marquette Avenue
                           Minneapolis, MN 55402
                           Attention:_____________________

Each party shall have the right to change its address for notice to any other location by giving written notice to the other parties in the manner set forth above.

         11. Binding Effect. This Escrow Agreement shall be binding on and shall inure to the benefit of each party to this Escrow Agreement and its successors and permitted assigns.

         12. Amendment and Termination. This Escrow Agreement contains the entire agreement among the parties relating to the subject matter of this Escrow Agreement. This Escrow Agreement may be amended only by a written instrument executed by the parties to this Escrow Agreement. This Escrow Agreement will terminate when all of the Escrow Fund and the Escrow Income have been disbursed in accordance with the terms of this Escrow Agreement; provided, however, that Quanex and the Shareholder Representative (out of the remaining Escrow Funds) shall each pay half of the Escrow Agent's reasonable fees and expenses incurred by it and remaining unpaid on the date of termination.

         13. Applicable Law. This Escrow Agreement will be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to conflicts of law principles.

         14. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         15. Captions and Paragraph Headings. Captions and paragraph headings used in this Escrow Agreement are for convenience only, are not part of this Escrow Agreement and shall not be used in construing it.

         16. Defined Terms and Construction. Capitalized terms used in this Escrow Agreement shall have the meanings ascribed to them in the Merger Agreement unless the context requires otherwise. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does limit the preceding words or terms.


                                      * * *

         IN WITNESS WHEREOF, Quanex, the Surviving Corporation, the Shareholder Representative and the Escrow Agent have caused this Escrow Agreement to be executed by their duly authorized officers, effective as of the date first above written.

                                   QUANEX CORPORATION


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   TEMROC METALS, INC.


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   SHAREHOLDER REPRESENTATIVE


                                   --------------------------------------------
                                   Elmer Schumer


                                   ASSOCIATED BANK MINNESOTA

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                    EXHIBIT A



              PROPORTIONAL AMOUNTS OF DISTRIBUTIONS TO SHAREHOLDERS



                                             ADDRESS FOR DELIVERY                 PERCENTAGE OF
             NAME OF SHAREHOLDER                  OF PAYMENTS                       PAYMENTS
             -------------------             --------------------                 -------------


-----------------------------------------------------------------------------------------------

                                                             Exhibit E to
                                                    Agreement and Plan of Merger



______________, 2000




American Stock Transfer & Trust Company
40 Wall Street
New York, New York 10005
Attention: ______________

Re: Paying Agent Agreement

Ladies and Gentlemen:

         This letter confirms our understanding with you in regard to the merger (the "Merger") of Quanex Five, Inc., a Delaware corporation ("Sub") and wholly owned subsidiary of Quanex Corporation, a Delaware corporation ("Quanex"), with and into Temroc Metals, Inc., a Minnesota corporation ("Temroc"), pursuant to which (1) except for any shares held by Dissenting Shareholders, each share of Class A Common Stock, par value $.10 per share, of Temroc (the "Class A Shares") that was outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive $291.99 in cash, plus the applicable pro rata proportion of any purchase price adjustment under
Section 1.9(a) of the Agreement and Plan of Merger dated October 23, 2000 by and among Quanex, Sub and Temroc (the "Merger Agreement") (the "Class A Merger Consideration"), (2) except for any shares held by Dissenting Shareholders, each share of Class B Common Stock, par value $.10 per share, of Temroc (the "Class B Shares" and, together with the Class A Shares, the "Shares") that was outstanding immediately prior to the Effective Time will be converted into the right to receive $583.98 in cash, plus the applicable pro rata proportion of any purchase price adjustment under Section 1.9(a) of the Merger Agreement (the "Class B Merger Consideration"); for purposes of this agreement, the Class A Merger Consideration and the Class B Merger Consideration shall collectively be referred to as the "Merger Consideration") and (3) each issued and outstanding shares of Class A Common Stock or Class B Common Stock that is held by Dissenting Shareholders will be converted into the right to receive the consideration as may be determined to be due such Dissenting Shareholders pursuant to the laws of the State of Minnesota. You have agreed to act as paying agent (the "Paying Agent") in connection with the Merger on the terms set forth herein. The Effective Time is expected to be on _________, 2000. Until written confirmation from Quanex or its counsel that the Effective Time has occurred, the Merger Consideration shall be held by the Paying Agent for the exclusive benefit of Quanex and Sub and shall not be distributed to any shareholder of Temroc.

         1. Attached as Exhibit A hereto is a list of names, addresses and the number of Class A Shares or Class B Shares owned by each of the holders of Shares, except for Dissenting

American Stock Transfer & Trust Company
__________, 2000
Page 2


Shareholders (the "Shareholder List"). Temroc shall update such list periodically to reflect the ownership of Shares (except for shares held by Dissenting Shareholders) immediately prior to the Effective Time. Promptly after the Effective Time, Sub will deposit with the Paying Agent $_________ for the Merger Consideration. Such funds will be held by the Paying Agent for the purpose of paying to the holders of certificates formerly representing Shares the Merger Consideration for each Share so converted. Pending payment by the Paying Agent of any funds deposited with the Paying Agent pursuant to this Paragraph 1, such funds will be invested in such short-term investments as approved by Elmer Schumer, as the shareholder representative (the "Shareholder Representative") and all proceeds of such investments as herein provided will be paid to the holders of certificates formerly representing Shares in accordance with the instructions of the Shareholder Representative. Any funds deposited with the Paying Agent pursuant to this Paragraph 1, together with any interest accrued thereon, that have not been used to make the payments described in this Paragraph 1 within six months after the Effective Time will, at such time, be paid to Temroc, and the Paying Agent will at such time deliver to Temroc the Shareholder List. After such time, holders of the Shares will look only to Temroc for payment.

         2. Upon the presentation and surrender to the Paying Agent of certificates formerly representing Shares, together with a properly completed and duly executed Letter of Transmittal, the Paying Agent will examine such certificates and Letters of Transmittal to determine whether all signatures, endorsements, stock powers, signature guarantees, evidence of authority and the like required by the instructions to the Letter of Transmittal have been provided. In the event such examination reveals any defect, the Paying Agent will advise the person so surrendering the certificate or Letter of Transmittal of such defects as soon as practicable. If there are no such defects noted, the Paying Agent will promptly make payment to the registered owner (or such other person who by accompanying documentation meeting normal transfer requirements, including payment of any applicable transfer taxes, shall become the registered owner) as set forth in Paragraph 1 hereof from the funds deposited with the Paying Agent for such purpose pursuant to Paragraph 1 hereof.

         3. All certificates formerly representing Shares surrendered to the Paying Agent with respect to which the Paying Agent has made payment as contemplated herein will be canceled.

         4. The Paying Agent will take all such actions as may from time to time be required by the Shareholder Representative, Quanex or Temroc to furnish copies of the Letter of Transmittal and other documents relating to the Merger in the possession of the Paying Agent to all persons requesting the same. Quanex and Temroc will provide to the Paying Agent copies of such documents in such quantities as the Paying Agent may reasonably request.

         5. The Paying Agent will comply with all of the requirements of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder with respect to obtaining or retaining documents required to be so obtained or retained by the Paying Agent with respect to payments, including without limitation the obtaining and retaining of Substitute

American Stock Transfer & Trust Company
__________, 2000
Page 3

Forms W-9. On or before January 31, 2001, the Paying Agent will prepare and mail to each holder of the Shares, other than holders who demonstrate their status as nonresident aliens in accordance with the United States Treasury Regulations, a Form 1099-B reporting any cash payments in accordance with the United States Treasury Regulations. The Paying Agent will also prepare and file copies of such Forms 1099-B by magnetic tape with the Internal Revenue Service in accordance with United States Treasury Regulations. If the Paying Agent has not received notice from the surrendering holder of the Shares of that holder's certified Taxpayer Identification Number, the Paying Agent will deduct and withhold backup withholding tax from any cash payment pursuant to Internal Revenue Code regulations. Should any issue arise regarding federal income tax reporting or withholding, the Paying Agent will take such action as Quanex or Temroc instructs the Paying Agent in writing.

         6. The Paying Agent will furnish to Quanex and Temroc periodic reports (on a weekly basis until 60 days after the Effective Time and thereafter on a monthly basis by the 10th day of each month) showing the total number of Shares surrendered and funds distributed. The Paying Agent will also furnish such other information concerning its actions as Quanex or Temroc may reasonably request.

         7. The Paying Agent:

                  (a) will have no obligations to make payments as set forth in Paragraph 2 unless the funds therefor have been deposited as set forth in Paragraph 1 hereof;

                  (b) will have no duties or obligations other than those specifically set forth herein, or as may subsequently be agreed to by the Paying Agent, Quanex and Temroc;

                  (c) may rely on and will be protected in acting upon any certificate formerly representing Shares, instrument, opinion, notice, letter, telegram or other document delivered to the Paying Agent to be genuine and to have been signed by the proper party or parties;

                  (d) may rely on and will be protected in acting upon the written or oral instructions, with respect to any matter relating to its actions as the Paying Agent specifically covered by this Agreement, of Quanex, Temroc or their authorized representatives; and

                  (e) may consult with counsel satisfactory to the Paying Agent (including counsel for Quanex and Temroc) and the advice or opinion of such counsel will be full and complete authorization and protection in

American Stock Transfer & Trust Company
__________, 2000
Page 4
                           respect of any action taken or omitted to be taken by the Paying Agent hereunder in good faith and in accordance with such advice or opinion of such counsel.

         8. For services rendered hereunder, __________ will pay to the Paying Agent a fee of $____ plus any out-of-pocket expenses incurred by Paying Agent. The Paying Agent will not be entitled to any additional compensation for its services hereunder.

         9. Quanex and Temroc will jointly and severally indemnify and hold the Paying Agent harmless against any costs, expenses, losses or damages that, in the absence of negligence, misconduct or bad faith on the Paying Agent's part, may be paid or incurred by the Paying Agent as a result of the performance of its duties hereunder in accordance with the terms hereof. In no event will Quanex or Temroc be liable under such indemnity with respect to any claim asserted against the Paying Agent unless Quanex or Temroc shall have been notified by the Paying Agent in writing of the assertion of such claim against it after it receives notice of such claim from the person asserting the same. Quanex and Temroc will be entitled to participate in the defense and, if it so elects, to assume the defense of any suit or action brought to enforce any such claim. In the event that it elects to assume the defense of any such suit or action, Quanex and Temroc may select counsel of its own choosing for such purpose and thereafter will not be liable for the fees or expenses of any additional counsel retained by the Paying Agent. Notwithstanding the foregoing, neither Quanex nor Temroc will have any obligation to indemnify the Paying Agent with respect to any claim, suit or action that is compromised or settled by the Paying Agent without Quanex's and Temroc's prior written consent.

         10. This agreement will be construed and enforced in accordance with the substantive laws of the State of Minnesota without regard to the principles of conflict of laws thereof.

         11. The instructions to the Paying Agent contained herein may at any time or from time to time be modified or supplemented by further reasonable written instructions delivered to the Paying Agent by Quanex or Temroc.

         12. The Paying Agent will supply a standard Letter of Transmittal relating to holders of the Shares, a copy of which is attached hereto as Exhibit
A. Any inconsistency between the agreement, on the one hand, and the Letter of Transmittal, on the other hand, will be resolved in favor of the latter.

         13. Capitalized terms used herein and not defined herein have the meanings set forth in the Merger Agreement. A copy of the Merger Agreement is attached to this letter as Exhibit B.


                            [SIGNATURE PAGE FOLLOWS]

American Stock Transfer & Trust Company
__________, 2000
Page 5


         Please acknowledge receipt of this letter and confirm the arrangements herein provided by signing and returning the enclosed copy.

                                                  Very truly yours,

                                                  QUANEX CORPORATION


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------


                                                  QUANEX FIVE, INC.


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------


                                                  TEMROC METALS, INC.


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

Accepted and Agreed to:

AMERICAN STOCK TRANSFER & TRUST CO.


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                                    EXHIBIT A

                                    EXHIBIT B

                                                             Exhibit F to
                                                    Agreement and Plan of Merger

                           OPINION OF TEMROC'S COUNSEL

         1. Temroc is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and authority to own, operate and lease its properties and carry on its business in all material respects as now owned, operated, leased or conducted. Temroc is duly qualified to conduct its business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Temroc's business.

         2. Temroc has all requisite corporate power and authority to enter into, deliver and perform the Agreement and each agreement that is an exhibit to the Agreement and to which Temroc is a party and to consummate the transactions described in the Agreement. The Agreement has been duly executed and delivered by Temroc pursuant to all necessary corporate action.

         3. The authorized capital stock of the Company consists of 100,000 shares of Class A Stock, $.10 par value, and 60,000 shares of Class B Stock, $.10 par value, and based solely on our review of Temroc's minute book and stock ledger there are 56,948 shares of Class A Stock and 3,670 shares of Class B Stock which are issued and outstanding. Based solely on our review of Temroc's minute book and stock ledger, each issued and outstanding share of Temroc's Class A Stock and Class B Stock is duly authorized, validly issued, fully paid and nonassessable and, to our knowledge, has not been issued and is not owned or held, in violation of any preemptive right of shareholders. Based solely on our review of Temroc's minute book and stock ledger, all issued and outstanding shares of Temroc's Class A Stock and Class B Stock are owned of record by the persons named on Exhibit A attached hereto.

         4. Neither the execution and delivery by Temroc of the Agreement, the consummation of the transactions described in the Agreement by Temroc nor compliance by Temroc with any other provisions of the Agreement will conflict with, result in a breach of or constitute a default under (a) Temroc's Articles of Incorporation or Bylaws, (b) any contracts, commitments or agreements listed in a schedule to the Agreement or (c) any law, statue, ordinance, regulation or, to our knowledge, court or administrative order by which Temroc is subject or bound.

         5. Except as specifically set forth in the Agreement, to our knowledge, Temroc is not required to submit any notice, report or other filing with any governmental or regulatory authority or instrumentality in connection with the execution, delivery or performance of the Agreement by Temroc and the consummation of the transactions described in the Agreement.

         6. The Agreement is the legal, valid and binding obligation of Temroc; and, except as may be limited by principles of equity or bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decision relating to or affecting the enforcement of creditors' rights, is enforceable against Temroc in accordance with its terms.

         7. Assuming no shareholder of Temroc duly exercises such shareholders' rights of dissent pursuant to Section 302A.471 of the Minnesota Business Corporation Act or makes any claim of fraudulent activity with respect to the Merger, no shareholder will be entitled to the payment of any amounts in connection with shares of Temroc stock with respect to the Merger, other than he consideration described in the Agreement and, if applicable, the Escrow Agreement.

                                                            Exhibit G to
                                                    Agreement and Plan of Merger


                           OPINION OF QUANEX'S COUNSEL

         (a) Each of Quanex and Quanex Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) Each of Quanex and Quanex Subsidiary has all requisite corporate power and authority to enter into, deliver and perform the Agreement and each agreement that is an exhibit to the Agreement and to which Quanex or Quanex Subsidiary is a party (excluding the Noncompetition Agreement) and to consummate the transactions described in the Agreement. The Agreement has been duly executed and delivered by Quanex and Quanex Subsidiary pursuant to all necessary corporate action.

         (c) Neither the execution and delivery by Quanex or Quanex Subsidiary of the Agreement, the consummation of the transactions described in the Agreement by Quanex or Quanex Subsidiary nor compliance by Quanex or Quanex Subsidiary with any of the provisions of the Agreement will conflict with, result in a breach of or constitute a default under (a) the certificate of incorporation or bylaws of Quanex or Quanex Subsidiary, (b) any contracts, commitments or agreements listed as an exhibit to Quanex's Annual Report on Form 10-K for the year ended October 31, 1999, to which Quanex or Quanex Subsidiary is a party or by which the assets of Quanex or Quanex Subsidiary are bound, or
(c) any law, statute, ordinance, regulation or, to our knowledge, court or administrative order by which Quanex or Quanex Subsidiary is subject or bound.

         (d) Except as specifically set forth in the Agreement, to our knowledge, neither Quanex nor Quanex Subsidiary is required to submit any notice, report or other filing with any governmental or regulatory authority or instrumentality in connection with the execution, delivery or performance of the Agreement by Quanex and Quanex Subsidiary and the consummation of the transactions described in the Agreement.

         (e) The Agreement is the legal, valid and binding obligation of Quanex and Quanex Subsidiary, as applicable; and except as may be limited by principles of equity or bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting the enforcement of creditors' rights, is enforceable against Quanex and Quanex Subsidiary in accordance with its terms.

                                                            Exhibit H to
                                                    Agreement and Plan of Merger


                            NONCOMPETITION AGREEMENT

         This Noncompetition Agreement (this "Agreement") dated as of _____________, 2000, by and among Elmer Schumer ("Schumer"), Crown Extrusions, Inc., a Minnesota corporation ("Crown"), Quanex Corporation, a Delaware corporation ("Quanex"), and Temroc Metals, Inc., a Minnesota corporation ("Temroc").

         WHEREAS, Quanex, Quanex Five, Inc., a Delaware corporation, and a wholly owned subsidiary of Quanex ("Sub"), and Temroc have entered into that certain Agreement and Plan of Merger dated as of October 23, 2000 (the "Merger Agreement"), pursuant to which Sub will merge with and into Temroc, with Temroc surviving as a wholly owned subsidiary of Quanex;

         WHEREAS, Schumer is and has been employed by Temroc as its President for the last four years and has owned approximately 26% of the outstanding capital stock of Temroc for the last three years;

         WHEREAS , Schumer is the majority shareholder and a director of Crown;

         WHEREAS, the Merger Agreement contemplates the execution of this Agreement; and

         WHEREAS, Quanex and Sub would not consummate the merger contemplated by the Merger Agreement if Schumer and Crown did not enter into this Agreement.

         Now, therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Schumer, Crown Quanex and Temroc agree as follows:

1.       DEFINITIONS

         Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

2.       ACKNOWLEDGMENTS

         Schumer and Crown acknowledge that (a) Schumer has occupied a position of trust and confidence with Temroc before the date of this Agreement and has become familiar with the following: (i) any and all trade secrets concerning the business and affairs of Temroc, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information of Temroc); (ii) any and all information concerning the business and affairs of Temroc (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analyses, compilations, studies, summaries, and other material prepared by or for Temroc containing or based, in whole or in part, on any information included in the foregoing, (b) the business of Temroc is national in scope, (c) its products and services are marketed throughout the United States; (d) Temroc competes with other businesses that are or could be located in any part of the United States;
(e) Quanex and Sub have required that Schumer and Crown make the covenants set forth in Section 3 of this Agreement as a condition to their obligation to consummate the Merger; (f) the provisions of Section 3 of this Agreement are reasonable and necessary to protect and preserve the business of Temroc; and (g) Temroc and Quanex would be irreparably damaged if Schumer or Crown were to breach the covenants set forth in Section 3 of this Agreement.

3.       NONCOMPETITION

         As an inducement for Quanex and Sub to enter into the Merger Agreement and for the additional consideration to be paid to Schumer under this Agreement, Schumer and Crown agree that:

         (a) For a period of two years after the Closing, Schumer and Crown will not, directly or indirectly, anywhere in the United States, (i) engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the name of Schumer or Crown or any similar name to, lend credit to, or render services or advice to, any business that calls on, solicits, or takes away, or attempts to call on, solicit or take away the business of Temroc provided by any of the customers listed on Exhibit A, except in the circumstance in which an existing customer of Crown is merged into or purchased by a customer listed on Exhibit A or (ii) call on, solicit or take away, or attempt to call on, solicit or take away, the business of Temroc provided by any of the customers listed on Exhibit A, except in the circumstance in which an existing customer of Crown is merged into or purchased by a customer listed on Exhibit A. Schumer and Crown agree that this covenant is reasonable with respect to its duration, geographical area, and scope. Schumer and Crown agree that the restrictions of this Section 3(a) shall apply to any business entity to which the business of any customer listed on Exhibit A is transferred, to the extent of the transferred business.

         (b) For a period of one year after the Closing, Schumer and Crown will not, directly or indirectly, anywhere in the United States, (i) engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the name of Schumer or Crown or any similar name to, lend credit to, or render services or advice to, any business that calls on, solicits, or takes away, or attempts to call on, solicit or take away the business of Temroc provided by any of the customers listed on Exhibit B, except in the circumstance in which an existing customer of Crown is merged into or purchased by a customer listed on Exhibit B or (ii) call on, solicit or take away, or attempt to call on, solicit or take away, the business of Temroc provided by any of the customers listed on Exhibit B, except in the circumstance in which an existing customer of Crown is merged into or purchased by a customer listed on Exhibit B. Schumer and Crown agree that this covenant is reasonable with respect to its duration, geographical area, and scope. Schumer and Crown agree that the restrictions of this Section 3(b) shall apply to any business entity to which the business of any customer listed on Exhibit B is transferred, to the extent of the transferred business.

         (c) For a period of two years after the Closing, Schumer and Crown will not, directly or indirectly, either for themselves or any other person, (A) induce or attempt to induce any employee of Temroc to leave the employ of Temroc, (B) in any way interfere with the relationship between Temroc , on the one hand, and any employee of Temroc, on the other hand, or (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is an employee of Temroc as of the date of the Merger Agreement or as of the date of the Closing.

         (d) If Schumer or Crown breaches any covenant set forth in Subsection 3(a) or 3(b), the term of this Agreement will be extended by the period of the duration of that breach as to the specific customer or customers that are the subject of the breach. If Schumer or Crown breaches any covenant set forth in Subsection 3(c), the term of this Agreement will be extended by the period of the duration of that breach.

         (e) For a period of two years after the Closing, neither Schumer nor Crown shall make any statement, oral or written, that (i) is reasonably likely to have a material adverse effect on Quanex (including its subsidiaries other than Temroc and any other subsidiary that derives more than 25% of its annual revenues from aluminum extrusion and fabrication (an "Aluminum Extrusion and Fabrication Subsidiary")) or any of the shareholders, directors, officers or employees of Quanex or any of its subsidiaries other than Temroc or an Aluminum Extrusion and Fabrication Subsidiary, except insofar as any such statement is accurate, expresses ascertainable facts and does not express opinion or speculation, and is necessary to the conduct of the business of Schumer or Crown or (ii) is reasonably likely to have a material adverse effect on the ability of Temroc or any Aluminum Extrusion and Fabrication Subsidiary to engage in any business acquisition, except insofar as any such statement is accurate, expresses ascertainable facts and does not express opinion or speculation, and is necessary to the conduct of the business of Schumer or Crown.

         (f) Schumer shall, for a period of two years after the Closing, advise Quanex of the identity of any employer of Schumer within ten days after accepting any employment. Quanex or Temroc may give notice upon each such employer that Schumer is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions of this Agreement.

4.       ADDITIONAL CONSIDERATION

         As additional consideration for the covenants in Section 3 of this Agreement, Quanex shall pay Schumer the sum of Two Hundred Thousand Dollars ($200,000), at Closing.

5.       ADDITIONAL AGREEMENTS

         (a) Quanex and Temroc agree that Schumer's ownership of Aacron and Norfab and the activities of Aacron and Norfab shall not constitute a breach of this Agreement with respect to the lines of business in which Aacron and Norfab are currently engaged.

         (b) For a period of two years after the Closing, neither Quanex nor Temroc shall make any statements, oral or written, that could negatively affect Aacron or Norfab or any of their shareholders, directors, officers, employees or agents except insofar as any such statement is accurate, expresses ascertainable facts and does not express opinion or speculation, and is necessary to the conduct of the business of Quanex and Temroc.

6.       REMEDIES


         If either Schumer or Crown breaches the covenants set forth in Section 3 of this Agreement, Quanex and Temroc will be entitled to the following remedies:

         (a) monetary damages from Schumer and Crown, severally and not jointly; and

         (b) In addition to its right to damages and any other rights it may have, injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate Quanex and Temroc and would be an inadequate remedy for such breach.

         The rights and remedies of the parties to this Agreement shall be cumulative and not alternative.

6.       SUCCESSORS AND ASSIGNS

         This Agreement will be binding on Quanex, Temroc, Schumer and Crown and will inure to the benefit of Quanex, Temroc and their respective affiliates, successors and assigns, and Schumer and his assigns, heirs and legal representatives.

7.       WAIVER

         No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of any right, power or privilege, and no single or partial exercise of any right, power or privilege under this Agreement will preclude any other or further exercise of any right, power or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand by a party to this Agreement will be deemed to be a waiver of any obligation of that party to take further action without notice or demand.

8.       GOVERNING LAW

         This Agreement will be governed by the internal laws of the State of Minnesota without regard to conflicts of laws principles of any jurisdiction.

9.       SEVERABILITY

         Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited or invalid, then the provision or term will be ineffective only to the extent of the applicable prohibition or invalidity, without invalidating or affecting the remainder of the provision or term or the remaining provisions or terms of this Agreement. Upon a determination that any provision or term of this Agreement is prohibited or invalid, the parties to this Agreement shall negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible. If any of the covenants set forth in Section 3 are held to be unreasonable, arbitrary or against public policy, it is the intention of the parties that the applicable covenants shall not be terminated but shall be deemed amended to the extent required to render them valid and enforceable.

10.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

11.      SECTION HEADINGS, CONSTRUCTION

         The headings of sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

12.      NOTICES

         All notices, consents, waivers, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                  Schumer:            Mr. Elmer Schumer
                                      2204 Essex Road
                                      Minnetonka, Minnesota 55343


                  Crown:              Crown Extrusions, Inc.
                                      122 Columbia Court North
                                      Chaska, Minnesota 55318
                                      Attention: Elmer Schumer
                                      Facsimile No.: (952) 448-5328

                  with a copy to:     Lindquest & Vennum P.L.L.P.
                                      4200 IDS Center
                                      80 South 8th Street
                                      Minneapolis, Minnesota
                                      Attention:  Jeff Saunders
                                      Facsimile No.: (612) 371-3207

                  Quanex or Temroc:   Quanex Corporation
                                      1900 West Loop South, Suite 1500
                                      Houston, Texas  77027
                                      Attention: Mr. Terry M. Murphy
                                      Facsimile No.: (713) 877-5333

                  with copy to:       Fulbright & Jaworski L.L.P.
                                      2200 Ross Avenue, Suite 2800
                                      Dallas, Texas  75201
                                      Attention: Ms. Harva R. Dockery
                                      Facsimile No.: (214) 855-8200

13.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings between Quanex, Temroc, Crown and Schumer with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party or parties whose obligations under this Agreement are affected by the amendment or except with respect to any deemed amendment pursuant to Section 9.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                              QUANEX CORPORATION:


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              TEMROC METALS, INC.:


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              ELMER SCHUMER:



                                              ----------------------------------


                                              CROWN EXTRUSIONS, INC.


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                    Exhibit A


Polaris
Wenger
Sico, Inc.
Master Machine
Gross-Given
Reese Enterprises
Hoffman Engineering
Ohmeda
Bray Valve
Ericco
Arden Architectural
Universal Harvester
Food Engineering

                                    Exhibit B


Quality Manufacturing
Gemini
L.H. Thomson
Exterior Wall
Intercept Industries
Ready Access Inc.
Waterloo Tent & Tarp
Advanced Manufacturing
Osage Manufacturing







                                       2